UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2023

ARRIVED STR, LLC
(Exact name of issuer as specified in its charter)

Delaware	88- 3444701
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814)-277-4833
(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Series Oasis; Arrived Series Pointbreak; Arrived Series Hammock; Arrived Series Ace; Arrived Series Cardinal; Arrived Series Orchard; Arrived Series Mirage; Arrived Series Cactus; Arrived Series Opry; Arrived Series Lakeridge; Arrived Series Serenity; Arrived Series Sugarcreek; Arrived Series Palm; Arrived Series Havasu; Arrived Series Regal; Arrived Series Lodge; Arrived Series Myrtle; Arrived Series Kinlani; Arrived Series Hickorybear; Arrived Series Pasquin; Arrived Series Koi; Arrived Series Longbranch; Arrived Series Coolbaugh; Arrived Series Loop; Arrived Series Pickler; Arrived Series Billingswood; Arrived Series Smokey; Arrived Series Solstice; Arrived Series SuiteSpot

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in Post-Qualification Amendment No. 15 to our Offering Statement on Form 1-A filed by the company with the Securities and Exchange Commission (the “Commission”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

ii

Item 1. Description of Business

Company Overview – Our Mission

Arrived STR, LLC, a Delaware series limited liability company, was formed in July 2022 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. To support this idea, we are building what we believe to be a new model for real estate investment. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as short-term rentals for guests who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone involved.

Our Series LLC Structure

Each short-term rental that we acquire will be owned by a separate series of our company that we will establish to acquire that residential property.  Each series may hold the specific property that it acquires directly or in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

We intend for each series to elect to be treated as a corporation for U.S. federal income tax purposes; however, if we determine that the real property and potential income from such real property selected for a specific series are suitable for a REIT and it would be beneficial to us and our investors to be taxed as a REIT, then the investment entity for such series may elect to be taxed as a separate REIT for U.S. federal income tax purposes.

Our company’s core business is the identification, acquisition, marketing and management of individual residential properties for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate to no leverage;

●	Favorable tax treatment of REIT income and long term capital gains, if available; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates, including set-up fees and furniture, fixtures and equipment as part of the initial purchase price, greater than five percent (5%). For this purpose, the capitalization rate reflects a series property’s annual short-term rental income minus property management fees, local real estate taxes and permitting fees, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of four (4) bedrooms and two (2) bathrooms;

●	Homes with a price range of $300,000 to $1,500,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Locations that are highly desirable travel and short-term rental locations.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself, including the particularities of the rental activity within such sub-market and its effect on the value of the property. Value analysis will include projected short-term rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Property Purchase: A property will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or a wholly-owned subsidiary of the series, or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then listed for guests to book for short-term stays through a third-party site, such as Airbnb or Vrbo. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. The property management firm will maintain books and records, coordinate the listing of the property on various short-term rental sites, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for guest payment and compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by Arrived Holdings, Inc., a Delaware corporation. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived platform, used by our company for the offer and sale of interests in the series of our company.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell residential properties located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on lucrative destination markets and areas with core urban markets that command high short-term rental rates and strong occupancy and exhibit the following characteristics:

●	Popular with millennials;

●	Favorable competitive landscape with respect to barriers to entry and supply/demand dynamics;

●	Less than an hour drive from a large population center;

●	Unique attractions, geographic features and desirable experiences; and

●	Strong short-term rental revenue production abilities relative to the cost of real estate.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties Being Offered” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any rental agreement that we enter into with our guests may vary substantially; however, we represent that all of our rental agreements will be standardized agreements customarily used under the terms of service of the applicable short-term rental platform on which we list the property for short-term rental. Such standardized rental agreements generally have terms of fewer than thirty (30) days.

In purchasing, developing and renting properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the operating agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including the local short-term rental market, regulations related to short-term rentals, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and short-term rental market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 70% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate. For a detailed description of our acquisition methods, please refer to Post-Qualification Amendment No. 15 to our Offering Statement on Form 1-A, filed with the Securities and Exchange Commission on August 3, 2023.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to fifteen years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of short-term rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of interest holders to sell a property earlier than five years or to hold a property for more than fifteen years.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	facilitating rentals via listing on third-party sites, such as Airbnb and Vrbo;

●	creating policies for the collection of rental income;

●	managing inventory, cleaning and maintenance for rental property furnishings and supplies;

●	investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including, but not limited to, consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement; and

●	developing standards for the care of the underlying properties.

The property manager will have sole authority and complete discretion over the care, custody, maintenance and management of the series property for each series and may take any action that it deems necessary or desirable in connection with each series property, subject to the limits set for in the applicable property management agreement. The property manager may delegate all or any of its duties under the applicable property management agreement to a third-party property manager. The property manager will not have the authority to sell, transfer, encumber or convey any series property.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series may indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Such obligation will be set forth in the relevant property management agreement.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each property management company are set forth below:

Misfit Homes LLC

Initially, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis. Following stabilization, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement. Such property management fee will increase to twenty percent (20%) of all rents and fees immediately following the time at which the net operating income of the series in a calendar year exceeds eight percent (8%) of the sum of the purchase price of the series property, the related furniture, fixtures and equipment and any setup costs for such series, each as disclosed below under “Use of Proceeds to the Issuer” for such series.

Old Town Rentals LLC

Initially, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis. Following stabilization, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement. Such property management fee will increase to twenty percent (20%) of all rents and fees immediately following the time at which the net operating income of the series in a calendar year exceeds nine percent (9%) of the sum of the purchase price of the series property, the related furniture, fixtures and equipment and any setup costs for such series, each as disclosed below under “Use of Proceeds to the Issuer” for such series.

Roseus Hospitality Group LLC

Initially, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis. Following stabilization, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement. Such property management fee will increase to twenty percent (20%) of all rents and fees immediately following the time at which the net operating income of the series in a calendar year exceeds ten percent (10%) of the sum of the purchase price of the series property, the related furniture, fixtures and equipment and any setup costs for such series, each as disclosed below under “Use of Proceeds to the Issuer” for such series.

Alpha Geek Capital 2 LLC

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty percent (20%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

Southern Comfort Cabin Rentals, LLC

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty-five percent (25%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

AvantStay, Inc.

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty percent (20%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

Cabins in Broken Bow

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty-five percent (25%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

Arrived Property Manager, LLC

As compensation for the services provided by the affiliated property manager, each series will be charged a property management fee equal to twenty percent (20%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each Series is specified in the latest Offering Circular under "The Series Properties Being Offered.”

Asset Management Fee

The manager will receive from a series an annual asset management fee equal to five percent (5%) of the gross revenues, less maintenance and restocking expenses, applicable to that series, paid out of the series’ net operating rental income.

Operating Expenses

Each series of our company will be responsible for the costs and expenses attributable to the activities of our company related to such series including, but not limited to:

●	any and all fees, costs and expenses incurred in connection with the management of a series property and preparing any reports and accounts of each series, including, but not limited to, audits of a series’ annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on our company or a series or any of the members;

●	any governmental fees imposed on the capital of our company or a series;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series, or relating to legal advice directly relating to our company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	any indemnification payments;

●	any costs, fees, or payments related to interest or financing expenses for a given series;

●	any potential HOA or association fees related to a given series;

●	any ongoing regulatory or permitting fees related to operating a short-term rental business;

●	the costs of any third parties engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will receive revenue in the form of payments from guests staying in the series property.	Allocable directly to the applicable series property
Acquisition Expenses	Appraisal and valuation fees (whether incurred pre- or post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property
Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager
Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties
Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the residential short-term rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection; and

●	lower minimum investment amounts; and

We face competition primarily from other real estate investment platform companies such as Here Collection, LLC and Fundrise LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with the manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and cause the property manager to list the property on a third-party short-term rental platform, such as Airbnb or Vrbo. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager may conduct promotions allowing investors in a series to rent such series property for a reduced rate in an effort to market our company. As a result, rental income earned by the property would decrease and the property could experience decreased performance.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived STR, LLC, a Delaware series limited liability company, was formed in July 2022 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing indirectly in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the residential properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as short-term rentals for guests who can also invest through the same process as any other member of the Arrived Platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone.

Since its formation in July 2022, our company has been engaged primarily in acquiring properties for its series offerings, developing the financial, offering and other materials to facilitate fundraising, and taking the steps necessary to effectuate the series offerings and management of the associated series properties. As of December 31, 2023, our company has acquired 29 properties.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may elect to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our series interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Distributions

The manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the operating agreement. Our company expects the manager to make distributions of any free cash flow on a monthly or other periodic basis as determined by the manager. However, the manager may change the timing of distributions in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2,  Summary of Significant Accounting Policies, included in the financial statements, for a more thorough discussion of our accounting policies and procedures.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series for the year ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022 are listed in the table below. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Series Name	December 31, 2023	December 31, 2022
Ace	$100,643	4,370
Billingswood	2,078	-
Cactus	103,996	4,812
Cardinal	167,397	2,792
Coolbaugh	21,319	-
Hammock	71,582	2,331
Havasu	54,417	-
Hickorybear	31,130	-
Kinlani	54,125	-
Koi	7,773	-
Lakeridge	32,167	-
Lodge	53,948	-
Longbranch	42,510	-
Loop	13,555	-
Mirage	43,141	-
Myrtle	22,604	-
Oasis	80,161	13,235
Opry	62,687	-
Orchard	25,927	1,109
Palm	58,730	-
Pasquin	19,016	-
Pickler	45,636	-
Pointbreak	30,904	-
Regal	77,665	-
Serenity	119,354	-
Smokey	24,222	-
Solstice	3,099	-
Sugarcreek	11,780	-
SuiteSpot	34,081	-
	$1,415,647	$28,649

Operating Expenses

The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, repair and maintenance costs, and FF&E not capitalized. Upon closing, each series becomes responsible to fund its own operating expenses.

For the years ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022, at the close of the respective offerings for the series, each individual series became responsible to fund its own operating expenses. The following table summarizes the total operating expenses incurred by each series for the years ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

	Operating Expenses
	December 31, 2023			December 31, 2022
Series Name	Operating Expenses	Depreciation	Total Expenses	Operating Expenses	Depreciation	Total Expenses
Ace	$58,263	$40,493	$98,756	$63,214	$5,911	$69,126
Billingswood	137,985	18,241	156,226	-	-	-
Cactus	57,904	37,923	95,827	61,823	6,815	68,638
Cardinal	93,000	41,689	134,689	54,868	3,385	58,253
Coolbaugh	99,589	20,700	120,289	-	-	-
Hammock	94,250	25,027	119,277	129,411	4,228	133,639
Havasu	51,903	40,787	92,690	48,009	789	48,799
Hickorybear	110,097	22,056	132,154	-	-	-
Kinlani	59,776	24,237	84,014	-	-	-
Koi	77,036	19,140	96,176	-	-	-
Lakeridge	43,881	26,628	70,509	20,766	263	21,029
Lodge	108,409	46,001	154,410	28,990	1,302	30,292
Longbranch	86,761	24,965	111,726	-	-	-
Loop	72,138	18,435	90,573	-	-	-
Mirage	58,907	20,142	79,048	150,371	2,870	153,241
Myrtle	90,708	19,096	109,804	2,850	-	2,850
Oasis	43,787	41,027	84,815	25,575	9,175	34,750
Opry	100,047	26,046	126,093	2,850	-	2,850
Orchard	23,837	31,571	55,408	68,021	7,476	75,497
Palm	97,966	30,177	128,143	82,344	145	82,489
Pasquin	103,478	20,732	124,210	-	-	-
Pickler	59,405	29,398	88,803	-	-	-
Pointbreak	66,246	20,491	86,737	97,062	2,687	99,748
Regal	45,593	28,008	73,600	23,241	-	23,241
Serenity	81,738	50,494	132,231	26,530	3,985	30,515
Smokey	68,689	20,415	89,104	-	-	-
Solstice	11,909	11,783	23,692	-	-	-
Sugarcreek	54,967	18,663	73,630	4,722	355	5,077
SuiteSpot	136,713	19,963	156,676	-	-	-
	$2,194,983	$794,326	$2,989,309	$890,648	$49,387	$940,035

Other Expenses (Income)

During the years ended December 31, 2023 and during the period July 11, 2022 (date of inception) through December 31, 2022, each series incurred interest expenses. The following table summarizes the total of such expenses incurred by each series during the years ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

OTHER EXPENSES

Series Name	December 31, 2023	December 31, 2022
Ace	$27,101	$8,682
Billingswood	-	-
Cactus	31,927	7,456
Cardinal	19,210	6,211
Coolbaugh	-	-
Hammock	17,573	2,748
Havasu	30,672	3,436
Hickorybear	7,880	-
Kinlani	14,213	-
Koi	-	-
Lakeridge	19,059	2,661
Lodge	-	-
Longbranch	-	-
Loop	-	-
Mirage	-	-
Myrtle	-	-
Oasis	32,297	8,613
Opry	32,710	-
Orchard	-	-
Palm	20,210	2,273
Pasquin	-	-
Pickler	-	-
Pointbreak	12,319	355
Regal	35,488	1,107
Serenity	32,193	5,864
Smokey	-	-
Solstice	7,844	-
Sugarcreek	13,633	2,048
SuiteSpot	29,731	-
	$384,059	$51,453

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2023 and December 31, 2022. Such amounts are based on the audited financial statements of the company and each series included in this Annual Report on Form 1-K:

Series Name	December 31, 2023	December 31, 2022
Ace	$12,762	$100,279
Billingswood	5,522	-
Cactus	35,462	190,955
Cardinal	26,945	98,524
Coolbaugh	10,324	-
Hammock	1,561	190,006
Havasu	15,342	189,143
Hickorybear	28,072	-
Kinlani	59,888	-
Koi	-	-
Lakeridge	20,120	122,770
Lodge	43,291	866
Longbranch	53,534	-
Loop	9,253	-
Mirage	18,754	133,427
Myrtle	25,351	-
Oasis	6,434	619
Opry	79,528	187,186
Orchard	26,625	225,298
Palm	5,917	228,689
Pasquin	18,902	-
Pickler	81,534	-
Pointbreak	88,877	137,269
Regal	55,625	1,000
Serenity	78,386	260,066
Smokey	33,755	-
Solstice	126,133	-
Sugarcreek	5,117	96,948
SuiteSpot	26,062	-
	$999,076	$2,163,045

Plan of Operations

We intend to hold and manage the series properties for five to fifteen years during which time we will operate the series properties as short-term rental income properties. During this period, we intend to distribute any Free Cash Flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of short-term rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than fifteen years.

We plan to launch a number of additional series and related offerings in the next twelve months.  As of the current date, we do not know how many series we will be offering, however, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period following qualification of our Form 1-A by the Commission will not exceed the maximum amount allowed under Regulation A. It is anticipated that the proceeds from any offerings closed during the next twelve months will be used to acquire additional properties.

Our Policies for Approving Short Term Rentals

We intend to partner with various Short Term Rental Property Managers to align our vacation rental properties with vacationing tenants via their own platform, AirBnB, VBRO, and or similar. The applicants will provide payment for the short term rental upfront via the platforms listed, plus any additional deposits required, and the Property Manager will pay the net proceeds less of total rental revenue less operating expenses.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from short term rentals on the series property. All revenues generated by any series during the period January 1, 2024 through March 31, 2024 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Series Name	March 31, 2024
Ace	$52,604
Billingswood	7,318
Cactus	44,443
Cardinal	45,954
Coolbaugh	10,251
Hammock	12,682
Havasu	4,640
Hickorybear	11,494
Kinlani	21,580
Koi	41,025
Lakeridge	8,183
Lodge	22,262
Longbranch	13,892
Loop	8,330
Mirage	14,560
Myrtle	8,465
Oasis	12,078
Opry	8,698
Orchard	5,465
Palm	24,567
Pasquin	10,162
Pickler	54,411
Pointbreak	13,771
Regal	13,852
Serenity	30,778
Smokey	8,704
Solstice	2,675
Sugarcreek	4,277
SuiteSpot	45,386

Subtotal	$562,506

Operating Expenses

The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, Home Ownership Association (HOA) fees, repair and maintenance costs, and other FF&E expenses. Upon closing, each series becomes responsible to fund its own operating expenses.

The following table summarizes the total operating expenses incurred by each series during the period January 1, 2024 through March 31, 2024. For the avoidance of doubt, the below amounts are unaudited.

	March 31, 2024
Series Name	Operating Expenses	Depreciation	Total Expenses
Ace	$28,794	$10,129	$38,923
Billingswood	35,395	14,440	49,834
Cactus	26,202	10,380	36,583
Cardinal	24,750	10,641	35,390
Coolbaugh	14,352	9,268	23,620
Hammock	30,924	6,256	37,179
Havasu	15,110	10,632	25,742
Hickorybear	16,383	8,616	24,999
Kinlani	12,955	8,576	21,531
Koi	18,565	15,310	33,874
Lakeridge	18,482	7,585	26,067
Lodge	20,963	12,647	33,610
Longbranch	8,638	10,524	19,162
Loop	17,396	10,120	27,517
Mirage	14,076	5,077	19,153
Myrtle	19,395	7,239	26,634
Oasis	25,815	10,257	36,072
Opry	20,179	7,886	28,065
Orchard	13,752	8,345	22,097
Palm	40,443	8,161	48,604
Pasquin	21,428	8,972	30,399
Pickler	26,078	14,764	40,842
Pointbreak	15,512	5,351	20,863
Regal	23,265	8,969	32,234
Serenity	24,987	13,247	38,233
Smokey	23,854	8,749	32,603
Solstice	6,278	9,435	15,714
Sugarcreek	15,350	5,804	21,154
SuiteSpot	23,490	10,808	34,298

Subtotal	$602,808	$278,187	$880,994

Other Expenses

The following table summarizes the total of such expenses incurred by each series during the period between January 1, 2024 and March 31, 2024. For the avoidance of doubt, the below amounts are unaudited.

Series Name	March 31, 2024
Ace	$7,304
Billingswood	-
Cactus	7,844
Cardinal	5,175
Coolbaugh	-
Hammock	4,049
Havasu	7,619
Hickorybear	-
Kinlani	-
Koi	-
Lakeridge	4,555
Lodge	-
Longbranch	-
Loop	-
Mirage	-
Myrtle	-
Oasis	8,074
Opry	8,229
Orchard	-
Palm	5,039
Pasquin	-
Pickler	-
Pointbreak	2,609
Regal	8,894
Serenity	7,946
Smokey	-
Solstice	-
Sugarcreek	3,386
SuiteSpot	-

Subtotal	$80,724

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of March 31, 2024. For the avoidance of doubt, the below amounts are unaudited.

Series Name	March 31, 2024
Ace	$19,012
Billingswood	25
Cactus	57,667
Cardinal	34,341
Coolbaugh	3,221
Hammock	5,076
Havasu	3,029
Hickorybear	19,262
Kinlani	64,502
Koi	16,931
Lakeridge	10,624
Lodge	32,328
Longbranch	57,467
Loop	5,724
Mirage	16,519
Myrtle	15,955
Oasis	2,375
Opry	52,635
Orchard	18,484
Palm	3,210
Pasquin	4,130
Pickler	86,635
Pointbreak	80,127
Regal	42,504
Serenity	62,333
Smokey	17,230
Solstice	98,926
Sugarcreek	346
SuiteSpot	215,616

Subtotal	$1,046,235

Item 3. Directors AND Officers

General

The manager of our company is Arrived Holdings, Inc., a Delaware corporation. The manager has established a Board of Directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Ave N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers and Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Individual	Age	Position Held with our Company (1)(2)	Position Held with the Manager
Ryan Frazier	35	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	54	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	37	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	43	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of Mr. Frazier, Mr. Cason, and Mr. Chouza began upon the organization of our company on July 11, 2022. Ms. Korn’s term in office began upon her appointment as CFO on January 11, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly appointed or elected, as applicable.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney’s Financial Institutions Group in 1997. She joined Providian Financial in 1998 where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011 she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Our manager has not sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Affiliates

Our manager controls seven affiliated entities also conducting Tier 2 Regulation A offerings:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived STR 2, LLC– Arrived STR 2, LLC was formed on January 11, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived Homes 3, LLC – Arrived Homes 3, LLC was formed on January 4, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 3, LLC.

Arrived Homes 4, LLC – Arrived Homes 4, LLC was formed on July 28, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 4, LLC.

Arrived SFR Genesis Fund, LLC– Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company, to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Management—Management Compensation” in our offering circular and Note 6, Related Party Transactions in our financial statements for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

No executive officers and directors beneficially own more than 10% of any series of our company. Additionally, no other security holders beneficially own more than 10% of any series of our company.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering. See “Management-Management Compensation” in our offering circular for more detail.

The address of Arrived Holdings, Inc. is 1700 Westlake Ave N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

Since our formation in July 2022, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers” in our offering circular). See “The Series Properties Being Offered” in our offering circular contained in Post-Qualification Amendment No. 15 to our Offering Statement on Form 1-A for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” in our offering circular for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business⸺Acquisition Mechanics” in our offering circular. Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of

Arrived STR, LLC and its Series

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheets of Arrived STR, LLC and its Series (the Company) as of December 31, 2023 and 2022, and the related consolidated and consolidating statements of comprehensive income (loss), member’s equity (deficit), and cash flows for the year ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the year ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2023.

Blue Bell, Pennsylvania

April 29, 2024

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock
ASSETS
Current assets:
Cash	$12,762	$5,522	$35,462	$26,945	$10,324	$1,561
Other receivables	-	-	-	-	-	-
Subscription receivables	-	-	-	-	-	-
Prepaid expenses	3,244	719	884	2,379	429	4,907
Due from (to) third party property manager	5,025	(8,285)	5,443	3,254	(370)	979
Total current assets
Property and equipment, net	1,072,395	930,900	1,068,563	810,835	529,528	565,075
Total assets	$1,093,425	$928,855	$1,110,353	$843,413	$539,911	$572,521

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$13,482	$10,098	$15,539	$10,497	$15,694	$9,498
Accounts payable	-	-	-	-	-	-
Due to (from) related parties, property manager	-	-	-	-	(732)	(558)
Due to (from) related parties	23,410	104	29,172	47,132	(6,325)	3,689
Total Current liabilities	36,892	10,202	44,711	57,629	8,637	12,629
Mortgage payable, net	431,829	-	432,113	305,772	-	222,510
Total Liabilities	468,721	10,202	476,824	363,401	8,637	235,139
Members’ equity
Members’ capital	723,356	1,072,802	728,567	528,186	630,244	536,706
Accumulated deficit	(98,652)	(154,148)	(95,038)	(48,173)	(98,970)	(199,324)
Total members’ equity	624,704	918,654	633,528	480,013	531,274	337,382
Total liabilities and members’ equity	$1,093,425	$928,855	$1,110,353	$843,413	$539,911	$572,521

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge
ASSETS
Current assets:
Cash	$15,342	$28,072	$59,888	$-	$20,120	$43,291
Other receivables	-	-	-	-	-	-
Subscription receivables	-	-	-	-	-	-
Prepaid expenses	910	1,119	660	627	433	1,900
Due from (to) third party property manager	(853)	2,790	9,074	3,552	1,855	6,984
Total current assets
Property and equipment, net	1,076,178	777,086	795,691	870,622	604,076	1,116,523
Total assets	$1,091,577	$809,068	$865,313	$874,800	$626,484	$1,168,698

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$11,427	$16,947	$14,881	$9,238	$5,062	$23,590
Accounts payable	-	-	-	-	-	-
Due to (from) related parties, property manager	-	-	-	-	-	-
Due to (from) related parties	(33,323)	21,505	30,335	32,452	8,704	19,371
Total Current liabilities	(21,896)	38,452	45,217	41,690	13,766	42,962
Mortgage payable, net	463,247	-	-	-	276,968	-
Total Liabilities	441,352	38,452	45,217	41,690	290,734	42,962
Members’ equity
Members’ capital	771,404	879,519	864,199	921,513	416,841	1,256,491
Accumulated deficit	(121,179)	(108,903)	(44,102)	(88,403)	(81,091)	(130,754)
Total members’ equity	650,225	770,616	820,096	833,110	335,750	1,125,737
Total liabilities and members’ equity	$1,091,577	$809,068	$865,313	$874,800	$626,484	$1,168,698

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry
ASSETS
Current assets:
Cash	$53,534	$9,253	$18,754	$25,351	$6,434	$79,528
Other receivables	4,544	-	-	13,544	-	-
Subscription receivables	-	-	-	-	-	-
Prepaid expenses	2,393	572	1,069	1,199	2,215	(1,160)
Due from (to) third party property manager	7,618	-	2,540	-	2,975	2,059
Total current assets
Property and equipment, net	885,977	738,413	625,628	471,283	1,001,312	1,084,771
Total assets	$954,066	$748,239	$647,991	$511,377	$1,012,936	$1,165,198

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$16,090	$8,989	$10,645	$13,710	$9,933	$27,267
Accounts payable	-	-	-	-	-	-
Due to (from) related parties, property manager	-	(642)	-	292	-	-
Due to (from) related parties	19,410	10,288	89,667	705	(3,739)	1,723
Total Current liabilities	35,500	18,636	100,313	14,707	6,194	28,990
Mortgage payable, net	-	-	-	-	477,000	452,568
Total Liabilities	35,500	18,636	100,313	14,707	483,194	481,557
Members’ equity
Members’ capital	987,781	806,621	736,827	586,720	596,820	782,606
Accumulated deficit	(69,216)	(77,018)	(189,149)	(90,050)	(67,078)	(98,965)
Total members’ equity	918,565	729,603	547,678	496,670	529,741	683,641
Total liabilities and members’ equity	$954,066	$748,239	$647,991	$511,377	$1,012,936	$1,165,198

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal
ASSETS
Current assets:
Cash	$26,625	$5,917	$18,902	$81,534	$88,877	$55,625
Other receivables	-	-	-	-	-	-
Subscription receivables	-	-	-	-	-	-
Prepaid expenses	495	578	(127)	951	-	831
Due from (to) third party property manager	3,704	5,206	3,958	8,492	-	8,916
Total current assets
Property and equipment, net	605,694	675,110	554,076	1,200,669	416,116	976,538
Total assets	$636,517	$686,810	$576,810	$1,291,646	$504,992	$1,041,910

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$6,038	$5,057	$13,556	$19,106	$4,127	$11,460
Accounts payable	-	-	-	-	25	-
Due to (from) related parties, property manager	-	(1,290)	-	-	1,840	-
Due to (from) related parties	7,394	2,683	16,645	(1,534)	119,508	(48,561)
Total Current liabilities	13,432	6,451	30,201	17,572	125,500	(37,101)
Mortgage payable, net	-	306,381	-	-	153,307	465,500
Total Liabilities	13,432	312,831	30,201	17,572	278,807	428,399
Members’ equity
Members’ capital	726,954	548,364	651,803	1,317,242	394,441	669,282
Accumulated deficit	(103,869)	(174,385)	(105,194)	(43,168)	(168,256)	(55,770)
Total members’ equity	623,085	373,979	546,609	1,274,074	226,185	613,512
Total liabilities and members’ equity	$636,517	$686,810	$576,810	$1,291,646	$504,992	$1,041,910

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2023

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated
ASSETS
Current assets:
Cash	$78,386	$33,755	$126,133	$5,117	$26,062	$999,076
Other receivables	-	-	-	-	-	18,089
Subscription receivables	-	-	-	-	265,063	265,063
Prepaid expenses	919	643	4,979	387	1,013	35,164
Due from (to) third party property manager	9,874	(315)	(421)	1,199	-	85,254
Total current assets
Property and equipment, net	1,144,082	789,208	798,531	462,156	968,831	23,615,866
Total assets	$1,233,261	$823,290	$929,222	$468,859	$1,260,968	$25,018,511

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accrued expenses	$19,982	$9,168	$18,613	$3,742	$20,152	$373,587
Accounts payable	-	-	-	-	-	25
Due to (from) related parties, property manager	-	(1,451)	-	551	17,791	15,802
Due to (from) related parties	(25,901)	(434)	13,033	26,992	252,459	656,567
Total Current liabilities	(5,919)	7,284	31,646	31,285	290,402	1,045,981
Mortgage payable, net	483,305	-	-	205,888	-	4,676,389
Total Liabilities	477,386	7,284	31,646	237,172	290,402	5,722,370
Members’ equity
Members’ capital	837,324	880,889	926,014	314,294	1,122,891	22,216,701
Accumulated deficit	(81,450)	(64,882)	(28,438)	(82,608)	(152,326)	(2,920,560)
Total members’ equity	755,875	816,006	897,576	231,687	970,565	19,296,141
Total liabilities and members’ equity	$1,233,261	$823,290	$929,222	$468,859	$1,260,968	$25,018,511

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock
ASSETS
Current assets:
Cash	$100,279	$-	$190,955	$98,524	$-	$190,006
Prepaid expenses	6,923	-	353	5,886	-	8,215
Total current assets	107,202	-	191,308	104,410	-	198,220
Property and equipment, net	1,112,888	-	1,084,892	840,422	-	590,102
Deposits	-	-	-	-	-	-
Total assets	$1,220,090	$-	$1,276,200	$944,832	$-	$788,323

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$17,385	$-	$10,931	$91,083	$-	$10,604
Due from (to) third party property manager	(1,794)	-	873	281	-	305
Due to (from) related parties	71,902	-	118,523	27,909	-	142,679
Total Current liabilities	87,493	-	130,327	119,273	-	153,588
Mortgage payable, net	431,510	-	434,615	305,539	-	225,487
Total Liabilities	519,002	-	564,942	424,812	-	379,075
Members’ equity (deficit)
Members’ capital	774,526	-	782,539	581,692	-	543,304
Accumulated deficit	(73,438)	-	(71,281)	(61,672)	-	(134,056)
Total members’ equity (deficit)	701,087	-	711,258	520,020	-	409,248
Total liabilities and members’ equity (deficit)	$1,220,090	$-	$1,276,200	$944,832	$-	$788,323

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge
ASSETS
Current assets:
Cash	$189,143	$-	$-	$-	$122,770	$866
Prepaid expenses	2,263	-	-	-	1,494	1,916
Total current assets	191,406	-	-	-	124,264	2,782
Property and equipment, net	1,130,464	-	-	-	584,034	1,110,724
Deposits	-	-	-	-	-	-
Total assets	$1,321,870	$-	$-	$-	$708,298	$1,113,506

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$57,718	$-	$-	$-	$3,156	$3,669
Due from (to) third party property manager	-	-	-	-	1,808	-
Due to (from) related parties	45,447	-	-	-	19,272	1,139,704
Total Current liabilities	103,165	-	-	-	24,237	1,143,373
Mortgage payable, net	461,761	-	-	-	276,686	-
Total Liabilities	564,926	-	-	-	300,923	1,143,373
Members’ equity (deficit)
Members’ capital	809,178	-	-	-	431,065	425
Accumulated deficit	(52,235)	-	-	-	(23,691)	(30,292)
Total members’ equity (deficit)	756,943	-	-	-	407,374	(29,867)
Total liabilities and members’ equity (deficit)	$1,321,870	$-	$-	$-	$708,298	$1,113,506

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry
ASSETS
Current assets:
Cash	$-	$-	$133,427	$-	$619	$187,186
Prepaid expenses	-	-	2,047	1,012	5,748	-
Total current assets	-	-	135,474	1,012	6,367	187,186
Property and equipment, net	-	-	628,341	406,028	1,042,339	-
Deposits	-	-	-	-	-	23,659
Total assets	$-	$-	$763,815	$407,039	$1,048,706	$210,845

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$-	$-	$46,492	$2,774	$13,138	$11,218
Due from (to) third party property manager	-	-	-	-	(1,744)	-
Due to (from) related parties	-	-	110,073	406,690	(38,808)	(609,886)
Total Current liabilities	-	-	156,565	409,464	(27,414)	(598,668)
Mortgage payable, net	-	-	-	-	477,000	-
Total Liabilities	-	-	156,565	409,464	449,586	(598,668)
Members’ equity (deficit)
Members’ capital	-	-	760,491	425	629,248	812,363
Accumulated deficit	-	-	(153,241)	(2,850)	(30,127)	(2,850)
Total members’ equity (deficit)	-	-	607,250	(2,425)	599,120	809,513
Total liabilities and members’ equity (deficit)	$-	$-	$763,815	$407,039	$1,048,706	$210,845

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal
ASSETS
Current assets:
Cash	$225,298	$228,689	$-	$-	$137,269	$1,000
Prepaid expenses	1,309	-	-	-	14,218	1,863
Total current assets	226,607	228,689	-	-	151,488	2,863
Property and equipment, net	626,380	635,750	-	-	429,258	955,753
Deposits	-	-	-	-	-	-
Total assets	$852,987	$864,439	$-	$-	$580,746	$958,616

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$13,353	$14,647	$-	$-	$14,026	$22,285
Due from (to) third party property manager	1,468	1,369	-	-	2,268	-
Due to (from) related parties	160,982	72,373	-	-	115,175	498,397
Total Current liabilities	175,802	88,389	-	-	131,469	520,682
Mortgage payable, net	-	305,398	-	-	153,161	461,857
Total Liabilities	175,802	393,786	-	-	284,630	982,539
Members’ equity (deficit)
Members’ capital	751,572	555,415	-	-	396,219	425
Accumulated deficit	(74,388)	(84,762)	-	-	(100,103)	(24,347)
Total members’ equity (deficit)	677,184	470,653	-	-	296,115	(23,922)
Total liabilities and members’ equity (deficit)	$852,987	$864,439	$-	$-	$580,746	$958,616

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2022

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated
ASSETS
Current assets:
Cash	$260,066	$-	$-	$96,948	$-	$2,163,045
Prepaid expenses	2,477	-	-	1,135	-	56,858
Total current assets	262,543	-	-	98,083	-	2,219,903
Property and equipment, net	1,150,501	-	-	443,839	-	12,771,714
Deposits	-	-	-	-	-	23,659
Total assets	$1,413,044	$-	$-	$541,922	$-	$15,015,276

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$15,803	$-	$-	$7,175	$-	$355,457
Due from (to) third party property manager	481	-	-	1,210	-	6,523
Due to (from) related parties	56,745	-	-	11,826	-	2,349,003
Total Current liabilities	73,029	-	-	20,210	-	2,710,983
Mortgage payable, net	483,831	-	-	205,748	-	4,222,592
Total Liabilities	556,859	-	-	225,958	-	6,933,575
Members’ equity (deficit)
Members’ capital	892,564	-	-	323,089	-	9,044,540
Accumulated deficit	(36,379)	-	-	(7,125)	-	(962,839)
Total members’ equity (deficit)	856,185	-	-	315,964	-	8,081,702
Total liabilities and members’ equity (deficit)	$1,413,044	$-	$-	$541,922	$-	$15,015,276

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock

Rental income	$100,643	$2,078	$103,996	$167,397	$21,319	$71,582

Operating expenses:
Depreciation	40,493	18,241	37,923	41,689	20,700	25,027
Insurance	7,052	1,917	3,909	5,185	1,206	4,881
Management fees	15,051	416	14,942	32,877	4,001	11,887
Management fees, related party	5,032	104	5,200	8,370	1,256	3,724
Repairs & maintenance	9,085	29,888	15,697	19,047	58,117	12,275
Property taxes	8,293	4,884	4,018	6,850	7,386	7,828
Credit loss expense	-	89,794	-	-	6,207	40,838
Other operating expenses	13,751	10,982	14,139	20,672	21,417	12,817
Total operating expenses	98,756	156,226	95,827	134,689	120,289	119,277

Income (loss) from operations	1,887	(154,148)	8,169	32,708	(98,970)	(47,695)

Other income (expense)
Interest expenses	27,101	-	31,927	19,210	-	17,594
Other Income	-	-	-	-	-	(21)
Total Other income (expense)	27,101	-	31,927	19,210	-	17,573

Net income (loss)	$(25,213)	$(154,148)	$(23,757)	$13,498	$(98,970)	$(65,268)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge

Rental income	$54,417	$31,130	$54,125	$7,773	$32,167	$53,948

Operating expenses:
Depreciation	40,787	22,056	24,237	19,140	26,628	46,001
Insurance	4,082	3,904	2,122	1,791	2,647	5,961
Management fees	7,675	8,121	23,146	46,745	7,298	13,128
Management fees, related party	2,721	1,557	2,706	389	1,608	2,576
Repairs & maintenance	21,425	72,023	20,307	18,055	16,945	54,769
Property taxes	4,007	5,290	1,442	2,950	1,390	11,188
Credit loss expense	-	-	-	-	-	-
Other operating expenses	11,994	19,202	10,052	7,106	13,992	20,787
Total operating expenses	92,690	132,154	84,014	96,176	70,509	154,410

Income (loss) from operations	(38,273)	(101,023)	(29,889)	(88,403)	(38,342)	(100,463)

Other income (expense)
Interest expenses	30,672	8,254	14,213	-	19,059	-
Other Income	-	(374)	-	-	-	-
Total Other income (expense)	30,672	7,880	14,213	-	19,059	-

Net income (loss)	$(68,944)	$(108,903)	$(44,102)	$(88,403)	$(57,401)	$(100,463)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry

Rental income	$42,510	$13,555	$43,141	$22,604	$80,161	$62,687

Operating expenses:
Depreciation	24,965	18,435	20,142	19,096	41,027	26,046
Insurance	3,013	1,690	2,649	3,431	4,114	5,915
Management fees	30,448	12,300	12,272	9,118	10,638	9,107
Management fees, related party	2,125	1,738	2,157	1,977	4,623	3,314
Repairs & maintenance	39,114	41,320	17,214	46,237	9,366	62,846
Property taxes	887	264	10,846	7,382	2,961	5,419
Credit loss expense	-	2,948	-	13,142	-	-
Other operating expenses	11,173	11,878	13,769	9,420	12,085	13,447
Total operating expenses	111,726	90,573	79,048	109,804	84,815	126,093

Income (loss) from operations	(69,216)	(77,018)	(35,907)	(87,200)	(4,654)	(63,405)

Other income (expense)
Interest expenses	-	-	-	-	32,297	32,725
Other Income	-	-	-	-	-	(15)
Total Other income (expense)	-	-	-	-	32,297	32,710

Net income (loss)	$(69,216)	$(77,018)	$(35,907)	$(87,200)	$(36,951)	$(96,115)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal

Rental income	$25,927	$58,730	$19,016	$45,636	$30,904	$77,665

Operating expenses:
Depreciation	31,571	30,177	20,732	29,398	20,491	28,008
Insurance	2,391	490	1,813	2,678	11,160	3,425
Management fees	5,542	18,612	3,376	34,236	4,845	17,031
Management fees, related party	1,296	3,272	951	1,744	1,370	3,414
Repairs & maintenance	1,200	50,458	67,347	8,584	20,625	11,262
Property taxes	111	3,364	5,115	2,918	3,063	1,523
Credit loss expense	-	12,289	4,576	-	12,345	-
Other operating expenses	13,295	9,481	20,301	9,246	12,838	8,937
Total operating expenses	55,408	128,143	124,210	88,803	86,737	73,600

Income (loss) from operations	(29,481)	(69,413)	(105,194)	(43,168)	(55,833)	4,065

Other income (expense)
Interest expenses	-	20,287	-	-	12,319	35,578
Other Income	-	(77)	-	-	-	(90)
Total Other income (expense)	-	20,210	-	-	12,319	35,488

Net income (loss)	$(29,481)	$(89,623)	$(105,194)	$(43,168)	$(68,153)	$(31,423)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2023

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated

Rental income	$119,354	$24,222	$3,099	$11,780	$34,081	$1,415,647

Operating expenses:
Depreciation	50,494	20,415	11,783	18,663	19,963	794,326
Insurance	4,357	1,648	1,133	2,033	2,012	98,609
Management fees	41,502	2,306	822	2,314	(20,000)	379,756
Management fees, related party	5,968	4,983	155	589	28,523	103,441
Repairs & maintenance	9,440	40,136	1,619	40,565	106,258	921,223
Property taxes	5,842	21	1,353	641	1,436	118,672
Credit loss expense	-	-	-	-	-	182,140
Other operating expenses	14,630	19,596	6,827	8,825	18,483	391,143
Total operating expenses	132,231	89,104	23,692	73,630	156,676	2,989,309

Income (loss) from operations	(12,878)	(64,882)	(20,594)	(61,850)	(122,595)	(1,573,662)

Other income (expense)
Interest expenses	32,193	-	7,844	13,633	29,731	384,636
Other Income	-	-	-	-	-	(577)
Total Other income (expense)	32,193	-	7,844	13,633	29,731	384,059

Net income (loss)	$(45,071)	$(64,882)	$(28,438)	$(75,483)	$(152,326)	$(1,957,721)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock

Rental income	$4,370	$-	$4,812	$2,792	$-	$2,331

Operating expenses:
Depreciation	5,911	-	6,815	3,385	-	4,228
Insurance	1,076	-	1,070	797	-	2,402
Management fees	693	-	304	737	-	846
Management fees, related party	-	-	-	-	-	-
Repairs & maintenance	56,863	-	54,491	45,077	-	116,987
Property taxes	888	-	1,052	2,421	-	4,282
Other operating expenses	3,695	-	4,906	5,835	-	4,894
Total operating expenses	69,126	-	68,638	58,253	-	133,639

Loss from operations	(64,756)	-	(63,826)	(55,460)	-	(131,309)

Other expenses
Interest expenses	(8,682)	-	(7,456)	(6,211)	-	(2,748)
Total other expenses	(8,682)	-	(7,456)	(6,211)	-	(2,748)

Net loss	$(73,438)	$-	$(71,281)	$(61,672)	$-	$(134,056)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge

Rental income	$-	$-	$-	$-	$-	$-

Operating expenses:
Depreciation	789	-	-	-	263	1,302
Insurance	377	-	-	-	214	383
Management fees	315	-	-	-	155	-
Management fees, related party	-	-	-	-	-	-
Repairs & maintenance	43,657	-	-	-	15,350	24,487
Property taxes	810	-	-	-	518	944
Other operating expenses	2,850	-	-	-	4,529	3,176
Total operating expenses	48,799	-	-	-	21,029	30,292

Loss from operations	(48,799)	-	-	-	(21,029)	(30,292)

Other expenses
Interest expenses	(3,436)	-	-	-	(2,661)	-
Total other expenses	(3,436)	-	-	-	(2,661)	-

Net loss	$(52,235)	$-	$-	$-	$(23,691)	$(30,292)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry

Rental income	$-	$-	$-	$-	$13,235	$-

Operating expenses:
Depreciation	-	-	2,870	-	9,175	-
Insurance	-	-	-	-	1,641	-
Management fees	-	-	945	-	848	-
Management fees, related party	-	-	-	-	-	-
Repairs & maintenance	-	-	141,489	-	7,151	-
Property taxes	-	-	2,359	-	7,191	-
Other operating expenses	-	-	5,579	2,850	8,743	2,850
Total operating expenses	-	-	153,241	2,850	34,750	2,850

Loss from operations	-	-	(153,241)	(2,850)	(21,515)	(2,850)

Other expenses
Interest expenses	-	-	-	-	(8,613)	-
Total other expenses	-	-	-	-	(8,613)	-

Net loss	$-	$-	$(153,241)	$(2,850)	$(30,127)	$(2,850)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal

Rental income	$1,109	$-	$-	$-	$-	$-

Operating expenses:
Depreciation	7,476	145	-	-	2,687	-
Insurance	689	4,228	-	-	-	-
Management fees	825	172	-	-	702	261
Management fees, related party	-	-	-	-	-	-
Repairs & maintenance	60,206	67,817	-	-	87,895	19,435
Property taxes	-	6,257	-	-	2,862	54
Other operating expenses	6,302	3,870	-	-	5,602	3,490
Total operating expenses	75,497	82,489	-	-	99,748	23,241

Loss from operations	(74,388)	(82,489)	-	-	(99,748)	(23,241)

Other expenses
Interest expenses	-	(2,273)	-	-	(355)	(1,107)
Total other expenses	-	(2,273)	-	-	(355)	(1,107)

Net loss	$(74,388)	$(84,762)	$-	$-	$(100,103)	$(24,347)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE LOSS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated

Rental income	$-	$-	$-	$-	$-	$28,649

Operating expenses:
Depreciation	3,985	-	-	355	-	49,387
Insurance	821	-	-	162	-	13,860
Management fees	329	-	-	116	-	7,248
Management fees, related party	-	-	-	-	-	-
Repairs & maintenance	21,553	-	-	264	-	762,720
Property taxes	736	-	-	385	-	30,760
Other operating expenses	3,093	-	-	3,795	-	76,059
Total operating expenses	30,515	-	-	5,077	-	940,035

Loss from operations	(30,515)	-	-	(5,077)	-	(911,385)

Other expenses
Interest expenses	(5,864)	-	-	(2,048)	-	(51,453)
Total other expenses	(5,864)	-	-	(2,048)	-	(51,453)

Net loss	$(36,379)	$-	$-	(7,125)	$-	$(962,839)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2023

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock

Balance at January 1, 2023	$701,087	$-	$711,258	$520,020	$-	$409,248
Issuance of membership units, net of offering costs	(1,200)	1,023,424	(300)	(2,400)	652,331	-
Deemed contribution from Manager	-	69,539	-	-	-	18,603
Distributions	(49,970)	(20,162)	(53,673)	(51,106)	(22,087)	(25,202)
Net income (loss)	(25,213)	(154,148)	(23,757)	13,498	(98,970)	(65,268)
Balance at December 31, 2023	$624,704	$918,654	$633,528	$480,013	$531,274	$337,382

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBER’S EQUITY

AS OF DECEMBER 31, 2023

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge

Balance at January 1, 2023	$756,943	$-	$-	$-	$407,374	$(29,867)
Issuance of membership units, net of offering costs	(100)	915,183	897,392	940,013	-	1,301,196
Deemed contribution from Manager	-	453	2,240	-	-	1,984
Distributions	(37,673)	(36,117)	(35,434)	(18,500)	(14,224)	(47,114)
Net income (loss)	(68,944)	(108,903)	(44,102)	(88,403)	(57,401)	(100,463)
Balance at December 31, 2023	$650,225	$770,616	$820,096	$833,110	$335,750	$1,125,737

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBER’S EQUITY

AS OF DECEMBER 31, 2023

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry

Balance at January 1, 2023	$-	$-	$607,250	$(2,425)	$599,120	$809,513
Issuance of membership units, net of offering costs	1,028,311	831,886	(100)	591,073	(2,400)	-
Deemed contribution from Manager	-	2,948	-	12,631	-	-
Distributions	(40,530)	(28,213)	(23,564)	(17,409)	(30,028)	(29,757)
Net income (loss)	(69,216)	(77,018)	(35,907)	(87,200)	(36,951)	(96,115)
Balance at December 31, 2023	$918,565	$729,603	$547,678	$496,670	$529,741	$683,641

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBER’S EQUITY

AS OF DECEMBER 31, 2023

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal

Balance at January 1, 2023	$677,184	$470,653	$-	$-	$296,115	$(23,922)
Issuance of membership units, net of offering costs	(550)	-	668,458	1,368,211	(250)	701,045
Deemed contribution from Manager	-	7,522	4,576	-	12,345	-
Distributions	(24,068)	(14,574)	(21,232)	(50,969)	(13,873)	(32,188)
Net income (loss)	(29,481)	(89,623)	(105,194)	(43,168)	(68,153)	(31,423)
Balance at December 31, 2023	$623,085	$373,979	$546,609	$1,274,074	$226,185	$613,512

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBER’S EQUITY

AS OF DECEMBER 31, 2023

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated

Balance at January 1, 2023	$856,185	$-	$-	$315,964	$-	$8,081,702
Issuance of membership units, net of offering costs	-	896,932	939,388	(1,000)	1,134,382	13,880,925
Deemed contribution from Manager	-	2,635	-	-	3,420	138,899
Distributions	(55,239)	(18,678)	(13,374)	(7,794)	(14,911)	(847,663)
Net income (loss)	(45,071)	(64,882)	(28,438)	(75,483)	(152,326)	(1,957,721)
Balance at December 31, 2023	$755,875	$816,006	$897,576	$231,687	$970,565	$19,296,141

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock

Balance at July 11, 2022
Issuance of membership units, net of offering costs	$785,709	$-	$790,165	$587,912	$-	$550,253
Deemed contribution from manager	425	-	425	425	-	425
Distributions	(11,608)	-	(8,051)	(6,645)	-	(7,374)
Net loss	(73,438)	-	(71,281)	(61,672)	-	(134,056)
Balance at December 31, 2022	$701,087	$-	$711,258	$520,020	$-	$409,248

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge

Balance at July 11, 2022
Issuance of membership units, net of offering costs	$808,753	$-	$-	$-	$430,640	$-
Deemed contribution from manager	425	-	-	-	425	425
Distributions	-	-	-	-	-	-
Net loss	(52,235)	-	-	-	(23,691)	(30,292)
Balance at December 31, 2022	$756,943	$-	$-	$-	$407,374	$(29,867)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry

Balance at July 11, 2022
Issuance of membership units, net of offering costs	$-	$-	$768,480	$-	$636,893	$820,306
Deemed contribution from manager	-	-	425	425	425	425
Distributions	-	-	(8,414)	-	(8,070)	(8,368)
Net loss	-	-	(153,241)	(2,850)	(30,127)	(2,850)
Balance at December 31, 2022	$-	$-	$607,250	$(2,425)	$599,120	$809,513

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal

Balance at July 11, 2022
Issuance of membership units, net of offering costs	$761,108	$561,324	$-	$-	$400,270	$-
Deemed contribution from manager	425	425	-	-	425	425
Distributions	(9,961)	(6,334)	-	-	(4,476)	-
Net loss	(74,388)	(84,762)	-	-	(100,103)	(24,347)
Balance at December 31, 2022	$677,184	$470,653	$-	$-	$296,115	$(23,922)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated

Balance at July 11, 2022
Issuance of membership units, net of offering costs	$905,436	$-	$-	$326,748	$-	$9,133,996
Deemed contribution from manager	425	-	-	425	-	7,225
Distributions	(13,297)	-	-	(4,084)	-	(96,680)
Net loss	(36,379)	-	-	(7,125)	-	(962,839)
Balance at December 31, 2022	$856,185	$-	$-	$315,964	$-	$8,081,702

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock

Cash Flows from Operating Activities:
Net income (loss)	$(25,213)	$(154,148)	$(23,757)	$13,498	$(98,970)	$(65,268)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	40,493	18,241	37,923	41,689	20,700	25,027
Amortization	319	-	2,752	233	-	1,560
Credit loss expense	-	89,794	-	-	6,207	40,838
(Increase) Decrease in assets
Other receivables	-	-	-	-	-	-
Subscription receivables	-	-	-	-	-	-
Due (from) to third party property managers	(5,025)	8,285	(5,443)	(3,254)	370	(979)
Prepaid expenses	(3,244)	(719)	(884)	(2,379)	(429)	(4,907)
Increase (decrease) in liabilities
Accrued expenses	13,482	10,098	15,539	10,497	15,694	9,498
Accounts payable	-	-	-	-	-	-
Due to (from) related parties	(57,160)	10,463	(127,649)	(78,356)	147,123	(169,014)
Net cash provided by (used in) operating activities	(36,348)	(17,985)	(101,520)	(18,072)	90,695	(163,243)
Cash flows from financing activities
Repayments of amounts due to related party	-	(979,755)	-	-	(710,615)	-
Net proceeds from the issuance of membership units	(1,200)	1,023,424	(300)	(2,400)	652,331	-
Distributions	(49,970)	(20,162)	(53,673)	(51,106)	(22,087)	(25,202)
Net cash provided by (used in) financing activities	(51,170)	23,508	(53,973)	(53,506)	(80,371)	(25,202)
Net change in cash	(87,518)	5,522	(155,493)	(71,578)	10,324	(188,445)
Cash at beginning of year	100,279	-	190,955	98,524	-	190,006
Cash at end of year	$12,762	$5,522	$35,462	$26,945	$10,324	$1,561

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$27,101	$-	$31,927	$19,210	$-	$17,594

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$788,116	$-	$-	$443,542	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$-	$69,539	$-	$-	$-	$18,603

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge

Cash Flows from Operating Activities:
Net income (loss)	$(68,944)	$(108,903)	$(44,102)	$(88,403)	$(57,401)	$(100,463)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	40,787	22,056	24,237	19,140	26,628	46,001
Amortization	2,559	5,080	6,245	-	1,530	-
Credit loss expense	-	-	-	-	-	-
(Increase) Decrease in assets
Other receivables	-	-	-	-	-	-
Subscription receivables	-	-	-	-	-	-
Due (from) to third party property managers	853	(2,790)	(9,074)	(3,552)	(1,855)	(6,984)
Prepaid expenses	(910)	(1,119)	(660)	(627)	(433)	(1,900)
Increase (decrease) in liabilities
Accrued expenses	11,427	16,947	14,881	9,238	5,062	23,590
Accounts payable	-	-	-	-	-	-
Due to (from) related parties	(121,799)	28,397	113,878	(87,339)	(61,958)	198,349
Net cash provided by (used in) operating activities	(136,027)	(40,333)	105,405	(151,543)	(88,426)	158,594
Cash flows from financing activities
Repayments of amounts due to related party	-	(810,661)	(907,476)	(769,971)	-	(1,370,251)
Net proceeds from the issuance of membership units	(100)	915,183	897,392	940,013	-	1,301,196
Distributions	(37,673)	(36,117)	(35,434)	(18,500)	(14,224)	(47,114)
Net cash provided by (used in) financing activities	(37,773)	68,405	(45,517)	151,543	(14,224)	(116,169)
Net change in cash	(173,800)	28,072	59,888	-	(102,650)	42,425
Cash at beginning of year	189,143	-	-	-	122,770	866
Cash at end of year	$15,342	$28,072	$59,888	$-	$20,120	$43,291

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$30,672	$8,254	$14,213	$-	$19,059	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$732,133	$755,585	$680,206	$-	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$-	$453	$2,240	$-	$-	$1,984

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry

Cash Flows from Operating Activities:
Net income (loss)	$(69,216)	$(77,018)	$(35,907)	$(87,200)	$(36,951)	$(96,115)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	24,965	18,435	20,142	19,096	41,027	26,046
Amortization	-	-	-	-	-	2,118
Credit loss expense	-	2,948	-	13,142	-	-
(Increase) Decrease in assets
Other receivables	(4,544)	-	-	(13,544)	-	-
Subscription receivables	-	-	-	-	-	-
Due (from) to third party property managers	(7,618)	-	(2,540)	-	(2,975)	(2,059)
Prepaid expenses	(2,393)	(572)	(1,069)	(1,199)	(2,215)	1,160
Increase (decrease) in liabilities
Accrued expenses	16,090	8,989	10,645	13,710	9,933	27,267
Accounts payable	-	-	-	-	-	-
Due to (from) related parties	21,886	374	(82,280)	23,071	29,424	(36,316)
Net cash provided by (used in) operating activities	(20,831)	(46,844)	(91,009)	(32,925)	38,243	(77,901)
Cash flows from financing activities
Repayments of amounts due to related party	(913,417)	(747,576)	-	(515,389)	-	-
Net proceeds from the issuance of membership units	1,028,311	831,886	(100)	591,073	(2,400)	-
Distributions	(40,530)	(28,213)	(23,564)	(17,409)	(30,028)	(29,757)
Net cash provided by (used in) financing activities	74,365	56,097	(23,664)	58,275	(32,428)	(29,757)
Net change in cash	53,534	9,253	(114,673)	25,351	5,815	(107,658)
Cash at beginning of year	-	-	133,427	-	619	187,186
Cash at end of year	$53,534	$9,253	$18,754	$25,351	$6,434	$79,528

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$32,297	$32,725

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisiton of property	$818,127	$663,025	$-	$4,870	$-	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$462,000
Deemed contribution from Manager	$-	$2,948	$-	$12,631	$-	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal

Cash Flows from Operating Activities:
Net income (loss)	$(29,481)	$(89,623)	$(105,194)	$(43,168)	$(68,153)	$(31,423)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	31,571	30,177	20,732	29,398	20,491	28,008
Amortization	-	1,693	-	-	146	2,375
Credit loss expense	-	12,289	4,576	-	12,345	-
(Increase) Decrease in assets
Other receivables	-	-	-	-	-	-
Subscription receivables	-	-	-	-	-	-
Due (from) to third party property managers	(3,704)	(5,206)	(3,958)	(8,492)	-	(8,916)
Prepaid expenses	(495)	(578)	127	(951)	-	(831)
Increase (decrease) in liabilities
Accrued expenses	6,038	5,057	13,556	19,106	4,127	11,460
Accounts payable	-	-	-	-	25	-
Due to (from) related parties	(177,984)	(162,008)	74	33,537	(3,251)	671,723
Net cash provided by (used in) operating activities	(174,055)	(208,199)	(70,088)	29,430	(34,270)	672,395
Cash flows from financing activities
Repayments of amounts due to related party	-	-	(558,236)	(1,265,138)	-	(1,286,627)
Net proceeds from the issuance of membership units	(550)	-	668,458	1,368,211	(250)	701,045
Distributions	(24,068)	(14,574)	(21,232)	(50,969)	(13,873)	(32,188)
Net cash provided by (used in) financing activities	(24,618)	(14,574)	88,990	52,104	(14,123)	(617,770)
Net change in cash	(198,673)	(222,772)	18,902	81,534	(48,393)	54,625
Cash at beginning of year	225,298	228,689	-	-	137,269	1,000
Cash at end of year	$26,625	$5,917	$18,902	$81,534	$88,877	$55,625

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$20,287	$-	$-	$12,319	$35,578

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisiton of property	$-	$-	$480,230	$1,088,545	$-	$-
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$-
Deemed contribution from Manager	$-	$7,522	$4,576	$-	$12,345	$-

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated

Cash Flows from Operating Activities:
Net income (loss)	$(45,071)	$(64,882)	$(28,438)	$(75,483)	$(152,326)	$(1,957,721)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	50,494	20,415	11,783	18,663	19,963	794,326
Amortization	2,874	-	5,068	1,138	6,300	41,990
Credit loss expense	-	-	-	-	-	182,140
(Increase) Decrease in assets
Other receivables	-	-	-	-	-	(18,089)
Subscription receivables	-	-	-	-	(265,063)	(265,063)
Due (from) to third party property managers	(9,874)	315	421	(1,199)	-	(85,254)
Prepaid expenses	(919)	(643)	(4,979)	(387)	(1,013)	(35,164)
Increase (decrease) in liabilities
Accrued expenses	19,982	9,168	18,613	3,742	20,152	373,587
Accounts payable	-	-	-	-	-	25
Due to (from) related parties	(143,927)	138,599	199,638	(29,510)	239,134	517,117
Net cash provided by (used in) operating activities	(126,440)	102,973	202,106	(83,037)	(132,852)	(452,105)
Cash flows from financing activities
Repayments of amounts due to related party	-	(947,471)	(1,001,988)	-	(960,557)	(13,745,127)
Net proceeds from the issuance of membership units	-	896,932	939,388	(1,000)	1,134,382	13,880,925
Distributions	(55,239)	(18,678)	(13,374)	(7,794)	(14,911)	(847,663)
Net cash provided by (used in) financing activities	(55,239)	(69,218)	(75,974)	(8,794)	158,913	(711,865)
Net change in cash	(181,679)	33,755	126,133	(91,831)	26,062	(1,163,969)
Cash at beginning of year	260,066	-	-	96,948	-	2,163,045
Cash at end of year	$78,386	$33,755	$126,133	$5,117	$26,062	$999,076

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$32,193	$-	$7,844	$13,633	$29,731	$384,636

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$743,636	$729,317	$-	$901,175	$8,828,506
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$-	$462,000
Deemed contribution from Manager	$-	$2,635	$-	$-	$3,420	$138,899

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Ace	Billingswood	Cactus	Cardinal	Coolbaugh	Hammock

Cash Flows from Operating Activities:
Net loss	$(73,438)	$-	$(71,281)	$(61,672)	$-	$(134,056)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	5,911	-	6,815	3,385	-	4,228
Amortization	80	-	-	58	-	-
(Increase) Decrease in assets
Prepaid expenses	(6,923)	-	(353)	(5,886)	-	(8,215)
Due to (from) related parties	-	-	-	-	-	-
Increase (decrease) in liabilities
Accrued expenses	15,590	-	19,260	91,364	-	10,909
Due to (from) related parties	165,580	-	149,010	44,561	-	185,482
Net cash provided by (used in) operating activities	106,801	-	103,451	71,811	-	58,348
Cash flows from financing activities
Repayments of amounts due to related party	(780,622)	-	(694,610)	(554,554)	-	(411,222)
Net proceeds from the issuance of membership units	785,709	-	790,165	587,912	-	550,253
Distributions	(11,608)	-	(8,051)	(6,645)	-	(7,374)
Net cash provided by (used in) financing activities	(6,521)	-	87,504	26,713	-	131,657
Net change in cash	100,279	-	190,955	98,524	-	190,006
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$100,279	$-	$190,955	$98,524	$-	$190,006

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$8,682	$-	$7,456	$6,211	$-	$2,748

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisiton of property	$693,000	$-	$608,130	$491,040	$-	$356,400
Mortgage payable, net of capitalized loan costs for acquisition of property	$431,510	$-	$434,615	$305,539	$-	$225,487
Deemed contribution from Manager	$425	$-	$425	$425	$-	$425

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Havasu	Hickorybear	Kinlani	Koi	Lakeridge	Lodge

Cash Flows from Operating Activities:
Net income (loss)	$(52,235)	$-	$-	$-	$(23,691)	$(30,292)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	789	-	-	-	263	1,302
Amortization	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	(2,263)	-	-	-	(1,494)	(1,916)
Due to (from) related parties	-	-	-	-	-	-
Increase (decrease) in liabilities
Accrued expenses	61,154	-	-	-	7,626	3,669
Due to (from) related parties	93,433	-	-	-	72,131	28,103
Net cash provided by (used in) operating activities	100,879	-	-	-	54,836	866
Cash flows from financing activities
Repayments of amounts due to related party	(720,489)	-	-	-	(362,706)	-
Net proceeds from the issuance of membership units	808,753	-	-	-	430,640	-
Distributions	-	-	-	-	-	-
Net cash provided by (used in) financing activities	88,264	-	-	-	67,934	-
Net change in cash	189,143	-	-	-	122,770	866
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$189,143	$-	$-	$-	$122,770	$866

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$3,436	$-	$-	$-	$2,661	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$630,000	$-	$-	$-	$310,750	$1,030,000
Mortgage payable, net of capitalized loan costs for acquisition of property	$461,761	$-	$-	$-	$276,686	$-
Deemed contribution from Manager	$425	$-	$-	$-	$425	$425

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Longbranch	Loop	Mirage	Myrtle	Oasis	Opry

Cash Flows from Operating Activities:
Net income (loss)	$-	$-	$(153,241)	$(2,850)	$(30,127)	$(2,850)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	-	-	2,870	-	9,175	-
Amortization	-	-	-	-	-	-
(Increase) Decrease in assets
Prepaid expenses	-	-	(2,047)	(1,012)	(5,748)	-
Due to (from) related parties	-	-	-	-	(38,808)	(609,886)
Increase (decrease) in liabilities
Accrued expenses	-	-	46,492	2,774	11,394	11,218
Due to (from) related parties	-	-	171,384	1,087	152,194	710,062
Net cash provided by (used in) operating activities	-	-	65,458	-	98,079	108,544
Cash flows from financing activities
Repayments of amounts due to related party	-	-	(692,097)	-	(726,284)	(733,296)
Net proceeds from the issuance of membership units	-	-	768,480	-	636,893	820,306
Distributions	-	-	(8,414)	-	(8,070)	(8,368)
Net cash provided by (used in) financing activities	-	-	67,969	-	(97,461)	78,642
Net change in cash	-	-	133,427	-	619	187,186
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$-	$-	$133,427	$-	$619	$187,186

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$-	$-	$-	$8,613	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$-	$-	$629,900	$405,000	$565,500	$638,000
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$-	$-	$-	$477,000	$-
Deemed contribution from Manager	$-	$-	$425	$425	$425	$425

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Orchard	Palm	Pasquin	Pickler	Pointbreak	Regal

Cash Flows from Operating Activities:
Net income (loss)	$(74,388)	$(84,762)	$-	$-	$(100,103)	$(24,347)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	7,476	145	-	-	2,687	-
Amortization	-	-	-	-	36	-
(Increase) Decrease in assets
Prepaid expenses	(1,309)	-	-	-	(14,218)	(1,863)
Due to (from) related parties	-	-	-	-	-	-
Increase (decrease) in liabilities
Accrued expenses	14,821	18,288	-	-	16,294	23,392
Due to (from) related parties	126,507	147,299	-	-	138,975	3,819
Net cash provided by (used in) operating activities	73,107	80,971	-	-	43,670	1,000
Cash flows from financing activities
Repayments of amounts due to related party	(598,956)	(407,272)	-	-	(302,194)	-
Net proceeds from the issuance of membership units	761,108	561,324	-	-	400,270	-
Distributions	(9,961)	(6,334)	-	-	(4,476)	-
Net cash provided by (used in) financing activities	152,191	147,718	-	-	93,600	-
Net change in cash	225,298	228,689	-	-	137,269	1,000
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$225,298	$228,689	$-	$-	$137,269	$1,000

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$-	$2,273	$-	$-	$355	$1,107

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$550,000	$343,750	$-	$-	$229,100	$522,500
Mortgage payable, net of capitalized loan costs for acquisition of property	$-	$305,398	$-	$-	$153,161	$461,857
Deemed contribution from Manager	$425	$425	$-	$-	$425	$425

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD JULY 11, 2022 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2022

	Serenity	Smokey	Solstice	Sugarcreek	SuiteSpot	Consolidated

Cash Flows from Operating Activities:
Net income (loss)	$(36,379)	$-	$-	$(7,125)	$-	$(962,839)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	3,985	-	-	355	-	49,387
Amortization	-	-	-	-	-	175
(Increase) Decrease in assets
Prepaid expenses	(2,477)	-	-	(1,135)	-	(56,858)
Due to (from) related parties	-	-	-	-	-	(648,694)
Increase (decrease) in liabilities
Accrued expenses	22,147	-	-	10,432	-	386,824
Due to (from) related parties	133,197	-	-	42,396	-	2,365,222
Net cash provided by (used in) operating activities	120,473	-	-	44,923	-	1,133,217
Cash flows from financing activities
Repayments of amounts due to related party	(752,546)	-	-	(270,639)	-	(8,007,487)
Net proceeds from the issuance of membership units	905,436	-	-	326,748	-	9,133,996
Distributions	(13,297)	-	-	(4,084)	-	(96,680)
Net cash provided by (used in) financing activities	139,593	-	-	52,025	-	1,029,828
Net change in cash	260,066	-	-	96,948	-	2,163,045
Cash at beginning of period	-	-	-	-	-	-
Cash at end of period	$260,066	$-	$-	$96,948	$-	$2,163,045

Cash paid for income taxes	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$5,864	$-	$-	$2,048	$-	$51,453

Supplemental disclosure of non-cash investing and financing activities:
Advance from related party for acquisition of property	$657,000	$-	$-	$231,000	$-	$8,891,070
Mortgage payable, net of capitalized loan costs for acquisition of property	$483,831	$-	$-	$205,748	$-	$4,222,592
Deemed contribution from Manager	$425	$-	$-	$425	$-	$7,225

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED STR, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2023

NOTE 1: NATURE OF OPERATIONS

Arrived STR, LLC is a Delaware Series limited liability company formed on July 11, 2022, under the laws of Delaware. Arrived STR, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series,” that Arrived Holdings, Inc. (the “Manager”) established. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. Principal operations of Arrived STR, LLC and its Series (collectively, the “Company”) did not commence until July 31, 2022.

The following list represents each Arrived STR, LLC’s Series and each Series’ wholly-owned limited liability company (“LLC”), which was used to acquire the Series’ single family rental property, along with the date the Series was formed and the date that the Series’ LLC acquired the single family rental as of December 31, 2023.

SERIES OFFERING TABLE

Series Name	State LLC Name and wholly owned subsidiary of the Series	Date Formed	Acquisition Date
Ace	Arrived AZ Ace, LLC	9/6/2022	9/15/2022
Billingswood	Arrived NY Billingswood, LLC	2/24/2023	4/13/2023
Cactus	Arrived AZ Cactus, LLC	9/13/2022	9/30/2022
Cardinal	Arrived AZ Cardinal, LLC	8/25/2022	9/14/2022
Coolbaugh	Arrived PA Coolbaugh, LLC	2/2/2023	3/31/2023
Hammock	Arrived FL Hammock, LLC	8/29/2022	9/23/2022
Havasu	Arrived AZ Havasu, LLC	10/21/2022	11/17/2022
Hickorybear	Arrived OK Hickorybear, LLC	1/25/2023	2/16/2023
Kinlani	Arrived AZ Kinlani, LLC	1/23/2023	2/14/2023
Koi	Arrived AZ Koi, LLC	2/22/2023	3/29/2023
Lakeridge	Arrived GA Lakeridge, LLC	10/8/2022	11/4/2022
Lodge	Arrived OK Lodge, LLC	11/2/2022	11/21/2022
Longbranch	Arrived OK Longbranch, LLC	2/17/2023	3/29/2023
Loop	Arrived TN Loop, LLC	3/6/2023	4/11/2023
Mirage	Arrived Series Mirage, a series of Arrived STR, LLC	4/7/2023	9/16/2022
Myrtle	Arrived SC Myrtle, LLC	12/2/2022	12/22/2022
Oasis	Arrived TN Oasis, LLC	7/25/2022	8/26/2022
Opry	Arrived TN Opry, LLC	9/19/2022	1/11/2023
Orchard	Arrived GA Orchard, LLC	8/25/2022	9/30/2022
Palm	Arrived FL Palm, LLC	10/10/2022	11/17/2022
Pasquin	Arrived PA Pasquin, LLC	1/23/2023	2/8/2023
Pickler	Arrived AZ Pickler, LLC	3/16/2023	4/5/2023
Pointbreak	Arrived FL Pointbreak, LLC	8/29/2022	9/20/2022
Regal	Arrived TN Regal, LLC	11/21/2022	12/19/2022
Serenity	Arrived AZ Serenity, LLC	9/28/2022	10/20/2022
Smokey	Arrived TN Smokey, LLC	3/10/2023	4/25/2023
Solstice	Arrived MO Solstice, LLC	5/24/2023	7/5/2023
Sugarcreek	Arrived GA Sugarcreek, LLC	10/8/2022	11/2/2022
SuiteSpot	Arrived AZ SuiteSpot, LLC	5/15/2023	5/23/2023

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company and its Series (the “Company”) conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived STR, LLC and the Series listed in Note 1. All inter-company transactions have been eliminated.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the Manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the Series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the Series may also be required to pay the Manager sourcing fees as defined in the offering documents. The Manager is responsible for sourcing and analyzing the Series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s consolidated and consolidating financial instruments, such as cash, prepaid expenses, and other current liabilities approximate fair values due to the short-term nature of these instruments. The carrying value of the mortgage payable approximate their fair values based on interest rates and terms currently available for similar instruments.

Management Fee

The Manager will receive from a series an annual asset management fee equal to five percent (5%) of the gross revenues applicable to that series, paid out of the series’ net operating rental income. Such membership interests will be accrued on a quarterly basis at the then current price and issued to the Manager by the end of the fiscal year. Any fractional interest will be rounded up to the nearest whole number.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each property management company are set forth below:

Misfit Homes LLC

Initially, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis. Following stabilization, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement. Such property management fee will increase to twenty percent (20%) of all rents and fees immediately following the time at which the net operating income of the series in a calendar year exceeds eight percent (8%) of the sum of the purchase price of the series property, the related furniture, fixtures and equipment and any setup costs for such series, each as disclosed below under “Use of Proceeds to the Issuer” for such series.

Old Town Rentals LLC

Initially, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis. Following stabilization, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement. Such property management fee will increase to twenty percent (20%) of all rents and fees immediately following the time at which the net operating income of the series in a calendar year exceeds nine percent (9%) of the sum of the purchase price of the series property, the related furniture, fixtures and equipment and any setup costs for such series, each as disclosed below under “Use of Proceeds to the Issuer” for such series.

Roseus Hospitality Group LLC

Initially, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis. Following stabilization, as compensation for the services provided by the property manager, each series will be charged a property management fee equal to fifteen percent (15%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement. Such property management fee will increase to twenty percent (20%) of all rents and fees immediately following the time at which the net operating income of the series in a calendar year exceeds ten percent (10%) of the sum of the purchase price of the series property, the related furniture, fixtures and equipment and any setup costs for such series, each as disclosed below under “Use of Proceeds to the Issuer” for such series.

Alpha Geek Capital 2 LLC

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty percent (20%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

Southern Comfort Cabin Rentals, LLC

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty-five percent (25%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

AvantStay, Inc.

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty percent (20%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

Cabins in Broken Bow

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to twenty-five percent (25%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

Arrived Property Manager, LLC

As compensation for the services provided by the affiliated property manager, each series will be charged a property management fee equal to twenty percent (20%) of all rents and fees as remitted to the series on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each Series is specified in the latest Offering Circular under "The Series Properties Being Offered.”

Furniture, Fixture and Equipment

In addition to the Management Fee, the Series shall pay property manager a one-time fee equal to twenty percent (20%) of out-of-pocket costs for furniture, fixture and equipment (“FF&E Fee”). The Series shall pay property manager the FF&E Fee upon the purchase of such furniture, fixture and equipment.

Property Disposition Fee

Upon the disposition and sale of the Series’ property, the Manager will charge the Series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that the disposition fee charged to the Series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the Series, the Manager will receive the difference.

Prepaid and Accrued Expenses

Prepaid expenses consist of prepaid insurance. Accrued expenses include accrued property taxes, aum fees, and interest payable on the Series’ mortgage.

Due From (To) Third-party Property Managers

Due from (to) third-party property managers are uncollateralized obligations due under normal trade terms generally requiring payment within 30 days from the approved prior month financial statements. Due from (to) property managers are presented net of receipts and expenses for the reported month. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected cash receipts and distributions. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the property managers have not changed significantly. The Company and Series determined it was not necessary to record an allowance for credit losses as of December 31, 2023.

In September 2023, the Series terminated the property management contract with Roseus Hospitality Group (“Roseus”) and believes the receivables from Roseus were no longer recoverable. As a result of this determination, as of December 31, 2023, the Series wrote off $182,140 of receivables to credit loss expense, which is reflected as a separate line item on the consolidated and consolidating statement of comprehensive income (loss). The Manager has committed to make each affected Series whole by providing capital contributions to each Series in the amount of the credit loss incurred. As of December 31, 2023, the Manager relieved $124,373 of amounts due the Manager from certain Series which was recorded by the Series as a capital contribution and a reduction in due to related party. The Manager will contribute the remaining balance of $57,767 in 2024, which consists of $23,130 to Arrived Series Billngswood, $6,207 to Arrived Series Coolbaugh, $22,235 to Arrived Series Hammock, $1,428 to Arrived Series Myrtle, and $4,767 to Arrived Series Palm,. The Manager will retain the right to collect the receivables from Roseus Hospitality Group if such receivables are repaid to the Series.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the consolidated statement of comprehensive income.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate the carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Operating Expenses

The Series is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a Series property and cannot be covered by any operating expense reserves on the balance sheet of the Series, the Manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the Series with a credit to contributed capital. (b) loan the amount of the operating expenses to the Series, on which the Manager and its affiliates may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by Series’ property, and/or (c) cause additional interests to be issued in the Series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company recognizes rental revenue on a monthly basis when earned.

Comprehensive Income (loss)

The Company follows FASB ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive loss is equal to net loss.

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Company follows FASB ASC 740 when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Series have elected and qualify to be taxed as a C corporation.

Each Arrived STR Series is organized as an LLC for legal purposes and makes a subsequent election with the IRS to be treated as a C corporation for tax purposes. C corporations pay income tax at both the federal and state level. At the Federal level the tax rate is 21%. At the state level income taxes will be based on the tax table for that state. C corporations cannot allocate tax losses directly to shareholders, but under current law, federal losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income.

Recently Issued and Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company adopted the updates effective July 11, 2022 (date of inception) and the adoption of the standard had no effect on the consolidated and consolidating financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company adopted this standard upon inception, and it did not have a material impact on their consolidated and consolidating financial statements.

In June 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this new guidance effective July 11, 2022 (date of inception) utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s consolidated and consolidating financial statements but did change how the allowance for credit losses is determined.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity, minimal cash, and has losses from operations. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months from the date of this Annual Report is dependent upon their ability to generate cash flow from their rental activity and/or obtain financing from the Manager. However, there are no assurances that the Company can be successful in generating cash flow from their rental activities or that the Manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	December 31, 2023
Series	Building	Land	Property Improvements and Furniture, Fixture & Equipment	Total	Less: Accumulated Depreciation	Property and equipment, net
Ace	$784,055	$262,500	$72,244	$1,118,799	$(46,404)	$1,072,395
Billingswood	580,572	193,524	175,045	949,141	(18,241)	930,900
Cactus	786,585	262,125	64,590	1,113,300	(44,737)	1,068,563
Cardinal	558,670	186,000	111,239	855,909	(45,073)	810,835
Coolbaugh	316,854	105,618	127,756	550,228	(20,700)	529,528
Hammock	408,491	135,000	50,840	594,331	(29,256)	565,075
Havasu	787,910	262,500	67,343	1,117,753	(41,576)	1,076,178
Hickorybear	542,965	180,988	75,189	799,143	(22,056)	777,086
Kinlani	563,096	187,699	69,134	819,929	(24,237)	795,691
Koi	506,779	168,926	214,056	889,762	(19,140)	870,622
Lakeridge	427,248	141,250	62,470	630,968	(26,891)	604,076
Lodge	776,434	257,500	129,892	1,163,826	(47,303)	1,116,523
Longbranch	607,063	202,354	101,524	910,941	(24,965)	885,977
Loop	491,284	163,761	101,804	756,849	(18,435)	738,413
Mirage	474,155	157,250	17,235	648,640	(23,012)	625,628
Myrtle	304,778	101,250	84,351	490,379	(19,096)	471,283
Oasis	735,013	245,004	71,498	1,051,515	(50,203)	1,001,312
Opry	827,688	275,896	7,232	1,110,817	(26,046)	1,084,771
Orchard	415,974	137,500	91,267	644,741	(39,047)	605,694
Palm	467,428	156,250	81,753	705,432	(30,322)	675,110
Pasquin	343,350	114,450	117,008	574,808	(20,732)	554,076
Pickler	811,789	270,596	147,682	1,230,067	(29,398)	1,200,669
Pointbreak	285,408	93,750	60,135	439,293	(23,178)	416,116
Regal	718,253	237,500	48,793	1,004,546	(28,008)	976,538
Serenity	806,520	273,750	118,291	1,198,561	(54,479)	1,144,082
Smokey	551,134	183,711	74,777	809,622	(20,415)	789,208
Solstice	543,583	181,194	85,538	810,315	(11,783)	798,531
Sugarcreek	317,894	105,000	58,281	481,174	(19,018)	462,156
SuiteSpot	670,968	223,656	94,169	988,793	(19,963)	968,831
	$16,411,939	$5,466,504	$2,581,135	$24,459,579	$(843,713)	$23,615,866

	December 31, 2022
Series Name	Building	Land	Property Improvements and Furniture, Fixture & Equipment	Total	Less: Accumulated Depreciation	Property and equipment, net
Ace	$784,055	$262,500	$72,244	$1,118,799	$(5,911)	$1,112,888
Cactus	786,585	262,125	42,997	1,091,707	(6,815)	1,084,892
Cardinal	558,670	186,000	99,137	843,807	(3,385)	840,422
Hammock	408,491	135,000	50,840	594,331	(4,228)	590,102
Havasu	787,910	262,500	80,843	1,131,253	(789)	1,130,464
Lakeridge	427,248	141,250	15,800	584,298	(263)	584,034
Lodge	776,434	257,500	78,092	1,112,026	(1,302)	1,110,724
Mirage	463,672	157,250	10,289	631,211	(2,870)	628,341
Myrtle	304,778	101,250	-	406,028	-	406,028
Oasis	735,013	245,004	71,498	1,051,515	(9,175)	1,042,339
Orchard	415,974	137,500	80,382	633,856	(7,476)	626,380
Opry	-	-	-	-	-	-
Palm	467,428	156,250	12,217	635,895	(145)	635,750
Pointbreak	285,408	93,750	52,786	431,944	(2,687)	429,258
Regal	718,253	237,500	-	955,753	-	955,753
Serenity	806,520	273,750	74,216	1,154,486	(3,985)	1,150,501
Sugarcreek	317,894	105,000	21,300	444,194	(355)	443,839
	$9,044,330	$3,014,129	$762,641	$12,821,101	$(49,387)	$12,771,714

Depreciation expense for the year ended December 31, 2023 was $794,326 and depreciation expense for the period July 11, 2022 (date of inception) through December 31, 2022 was $49,387.

NOTE 5: MORTGAGE PAYABLE, NET

The following is a summary of the mortgages by each Series as of December 31, 2023 and 2022, respectively:

Series	Lender	Address	Mortgage Principal	Cash/Financing	Term (years)	Interest Only Period (years)	Interest Rate	Capitalized loan fees	Amortized	Mortgage Payable, net of unamortized loan fees
Ace	Certain Lending	14249 N. 49th Street, Scottsdale, AZ 85254	$441,000	Term	30	7	6.625%	9,570	399	$431,829
Cactus	Arrived Holding	5108 E Janice Way, Scottsdale, AZ 85254	440,370	Term	30	5	6.625%	11,009	2,752	432,113
Cardinal	Certain Lending	6085 North 85th Avenue, Glendale, AZ 85305	312,480	Term	30	7	6.625%	7,000	292	305,772
Hammock	Private Lender	10736 Frances Lane, Largo, FL 33774	226,800	Term	30	5	6.625%	5,849	1,560	222,510
Havasu	Certain Lending	520 Jones Drive, Havasu City, AZ 86406	472,500	Term	30	5	5.950%	11,812	2,559	463,247
Lakeridge	Arrived Holding	105 Lake Ridge Drive, Blue Ridge, GA 30513	282,500	Term	30	5	5.950%	7,062	1,530	276,968
Oasis	Term	964 Youngs Lane, Nashville, TN 37207	487,500	Term	30	7	6.625%	10,500	-	477,000
Opry	Cash	3226 Charlotte Avenue, Nashville, TN 37209	462,000	Term	30	5	6.625%	11,550	2,118	452,568
Palm	Arrived Holding	2299 Kentucky Street, West Palm Beach, FL 33406	312,500	Term	30	5	5.950%	7,812	1,693	306,381
Pointbreak	Certain Lending	6410 Sunset Avenue #A & #B, Panama City, FL 32408	157,500	Term	30	7	6.625%	4,375	182	153,307
Regal	Arrived Holding	2635 King Hollow Road, Sevierville, TN 37876	475,000	Term	30	5	6.990%	11,875	2,375	465,500
Serenity	Arrived Holding	32 San Patricio Dr, Sedona, AZ 86336	492,750	Term	30	5	5.950%	12,319	2,874	483,305
Sugarcreek	Arrived Holding	555 Sugar Creek Road, Blue Ridge, GA 30513	210,000	Term	30	5	5.950%	5,250	1,138	205,888
		Subtotal	$4,772,900					$115,983	$19,472	$4,676,389

Series	Lender	Address	Mortgage Principal	Cash/Financing	Term (years)	Interest Only Period (years)	Interest Rate	Capitalized loan fees	Amortized	Mortgage Payable, net of unamortized loan fees
Ace	Certain Lending	14249 N. 49th Street, Scottsdale, AZ 85254	$441,000	Term	30	7	6.63%	$9,570	$80	$431,510
Cactus	Arrived Holding	5108 E Janice Way, Scottsdale, AZ 85254	440,370	Term	30	5	6.63%	13,211	-	427,159
Cardinal	Certain Lending	6085 North 85th Avenue, Glendale, AZ 85305	312,480	Term	30	7	6.63%	7,000	58	305,539
Hammock	Private Lender	10736 Frances Lane, Largo, FL 33774	226,800	Term	30	5	6.63%	1,313	-	225,487
Havasu	Certain Lending	520 Jones Drive, Havasu City, AZ 86406	472,500	Term	30	5	5.95%	14,175	-	458,325
Lakeridge	Arrived Holding	105 Lake Ridge Drive, Blue Ridge, GA 30513	282,500	Term	30	5	5.95%	8,475	-	274,025
Oasis	Term	964 Youngs Lane, Nashville, TN 37207	487,500	Term	30	7	6.63%	10,500	-	477,000
Palm	Arrived Holding	2299 Kentucky Street, West Palm Beach, FL 33406	312,500	Term	30	5	5.95%	9,375	-	303,125
Pointbreak	Certain Lending	6410 Sunset Avenue #A & #B, Panama City, FL 32408	157,500	Term	30	7	6.63%	4,375	36	153,161
Regal	Arrived Holding	2635 King Hollow Road, Sevierville, TN 37876	475,000	Term	30	5	6.99%	14,250	-	460,750
Serenity	Arrived Holding	32 San Patricio Dr, Sedona, AZ 86336	492,750	Term	30	5	5.95%	14,783	-	477,967
Sugarcreek	Arrived Holding	555 Sugar Creek Road, Blue Ridge, GA 30513	210,000	Term	30	5	5.95%	6,300	-	203,700
		Subtotal	$4,310,900					$113,327	$175	$4,197,748

Loan fees incurred in connection with the mortgages were capitalized as a debt discount and are being amortized to interest expenses over the life of the loan. During the year ended December 31, 2023, the Company recorded amortization of loan fees of $41,990. As of December 31, 2023, mortgage payable, net of unamortized loan fees of $115,983 was $ 4,676,389. During the period July 11, 2022 through December 31, 2022 the Company recorded amortization of loan fees of $175. As of December 31, 2022, mortgage payable, net of unamortized loan fees of $113,327 was $4,197,748.

NOTE 6: MEMBERS EQUITY (DEFICIT)

Each Series is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of the Company (the “Manager”). Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Series.

The Manager will be responsible for directing the management of Series’ business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Series expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

During the year ended December 31, 2023, the Series closed on its public offerings for net proceeds of $21,962,627. During the period July 11, 2022 (date of inception) through December 31, 2022, the Series closed on its public offerings for net proceeds of $9,133,966. The following is a summary of the public offerings by each Series.

	December 31, 2023
Series Name	# of Units Issued	Net proceeds from the issuance of membership units	Issuance expense (1%)	Offering expense (2%)
Ace	89,163	$699,887	$8,840	$19,592
Billingswood	112,009	1,023,424	11,204	22,412
Cactus	89,412	710,958	8,856	17,910
Cardinal	66,298	517,620	6,588	14,544
Coolbaugh	71,199	652,331	7,133	14,266
Hammock	61,442	409,248	6,083	13,182
Havasu	91,863	756,843	9,096	19,459
Hickorybear	100,271	915,183	10,049	20,098
Kinlani	98,427	897,392	9,843	19,685
Koi	102,740	940,013	10,277	20,568
Lakeridge	49,033	407,374	4,855	10,396
Lodge	142,698	1,271,329	14,291	28,583
Longbranch	112,559	1,028,311	11,263	22,526
Loop	90,987	831,886	9,105	18,219
Mirage	84,117	607,150	8,379	16,927
Myrtle	64,479	588,648	6,449	12,898
Oasis	73,115	596,720	7,263	16,281
Opry	92,978	809,513	9,298	18,596
Orchard	82,945	676,634	8,243	16,656
Palm	63,334	470,653	6,271	13,312
Pasquin	73,166	668,458	7,327	14,705
Pickler	149,889	1,368,211	14,995	29,994
Pointbreak	44,732	295,865	4,441	9,624
Regal	80,468	677,123	8,048	17,087
Serenity	102,274	856,185	10,126	21,586
Smokey	98,305	896,932	9,831	19,678
Solstice	102,874	939,388	10,287	20,575
Sugarcreek	37,026	314,964	3,676	7,859
SuiteSpot	124,261	1,134,382	12,426	24,832
	2,552,062	$21,962,627	$254,541	$522,050

	December 31, 2022
Series	# of Units Issued	Net	Issuance expense (1%)	Offering expense (2%)
Ace	89,292	$785,709	$8,840	$19,592
Cactus	89,451	790,165	8,856	17,910
Cardinal	66,545	587,912	6,588	14,544
Hammock	61,448	550,253	6,083	13,182
Havasu	91,882	808,753	9,096	19,459
Lakeridge	49,038	430,640	4,855	10,396
Lodge	140,226	-	-	-
Mirage	84,635	768,480	8,379	16,927
Myrtle	64,119	-	-	-
Oasis	73,362	636,893	7,263	16,281
Orchard	83,258	761,108	8,243	16,656
Opry	92,978	820,306	9,298	18,596
Palm	63,340	561,324	6,271	13,312
Pointbreak	44,861	400,270	4,441	9,624
Regal	80,478	-	-	-
Serenity	102,284	905,436	10,126	21,586
Sugarcreek	37,130	326,748	3,676	7,859
	1,314,327	$9,133,996	$102,014	$215,924

In connection with the public offering, each Series incurred brokerage fees of 1% of gross proceeds, which is paid directly to the broker as a deduction from gross proceeds. For the year ended December 31, 2023, and for the period July 11, 2022 through December 31, 2022, in accordance with the operating agreement, the Manager receives reimbursements for out-of-pocket expenses, up to 2% of gross proceeds from membership interest issuance which amounted to $306,126 and $522,050, reimbursements for sourcing fees, also per the agreement, can reach up to 5% of the purchase price which amounted to $539,360 and $1,094,310; reimbursements for financing and holding expenses up to 4.5% of the purchase price which amounted to $340,490 and $634,800

Subscription receivable

Subscription receivable of $265,062 was collected in January 2024.

Distributions

For the year ended December 31, 2023 and for the period July 11, 2022 through December 31, 2022 and 12 Series, respectively, made distributions to the investors of the respective Series totaling $847,663 and $96,680, respectively, which were recorded as reductions to members’ capital.

The following table reflects the total 2023 and 2022 distributions by Series.

Series	2023 Distributions	2022 Distributions
Ace	$49,970	$11,608
Billingswood	20,162	-
Cactus	53,673	8,051
Cardinal	51,106	6,645
Coolbaugh	22,087	-
Hammock	25,202	7,374
Havasu	37,673	-
Hickorybear	36,117	-
Kinlani	35,434	-
Koi	18,500	-
Lakeridge	14,224	-
Lodge	47,114	-
Longbranch	40,530	-
Loop	28,213	-
Mirage	23,564	8,414
Myrtle	17,409	-
Oasis	30,028	8,070
Opry	29,757	8,368
Orchard	24,068	9,961
Palm	14,574	6,334
Pasquin	21,232	-
Pickler	50,969	-
Pointbreak	13,873	4,476
Regal	32,188	-
Serenity	55,239	13,297
Smokey	18,678	-
Solstice	13,374	-
Sugarcreek	7,794	4,084
SuiteSpot	14,911	-
	$847,663	$96,680

NOTE 6: RELATED PARTY TRANSACATIONS

The Series’ Manager, Arrived Holdings, Inc., is a managing member with common management of the Series.

Due from (to) Related Party

The Series enters into various transactions with the Manager and affiliates of the Manager in the normal course of operating and financing activities. As of December 31, 2023, certain Series owed an aggregate of $656,567, including the initial funding for the certain properties’ purchases. As of December 31, 2023, certain Series repaid the Manager an aggregate of $9,785,722 after the Series’ respective offerings.

As of December 31, 2022, certain Series owed an aggregate of $2,997,697, including the initial funding for the certain properties’ purchases. As of December 31, 2022, certain Series were owed an aggregate of $648,694 from the Manager. The advances are non-interest bearing with no stated repayment terms.

Deemed Contributions

During the year ended December 31, 2023 and during the period July 11, 2022 through December 31, 2022, certain Series received deemed contributions from the Manager totaling $138,899 and $7,225, respectively, in exchange for forgiveness of amounts previously due.

Management Compensation

The following tables reflect the total management compensation paid by Series for the year ended December 31, 2023 and for the period July 11, 2022 (date of inception) through December 31, 2022:

	December 31, 2023
Series	Sourcing fees	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party
Ace	$-	$-	$5,032	$-	$-
Billingswood	38,750	22,412	104	2,500	-
Cactus	-	-	5,200	-	-
Cardinal	-	-	8,370	-	-
Coolbaugh	21,000	14,266	1,066	2,500	190.00
Hammock	-	-	3,579	-	145.00
Havasu	-	-	2,721	-	-
Hickorybear	36,000	20,098	1,557	5,000	-
Kinlani	37,500	19,685	2,706	2,500	-
Koi	33,750	20,568	389	2,500	-
Lakeridge	-	-	1,608	-	-
Lodge	51,500	28,583	2,576	2,500	-
Longbranch	40,250	22,526	2,125	2,500	-
Loop	32,500	18,219	678	2,500	1,059.80
Mirage	-	-	2,157	-	-
Myrtle	20,250	12,898	1,130	-	847.20
Oasis	-	-	4,623	-	-
Opry	-	-	3,314	-	-
Orchard	-	-	1,296	-	-
Palm	-	-	2,937	-	335.00
Pasquin	22,500	14,705	951	2,500	-
Pickler	55,000	29,994	1,744	2,500	-
Pointbreak	-	-	1,545	-	(175.65)
Regal	47,500	17,087	3,414	-	-
Serenity	-	-	5,968	-	-
Smokey	37,250	19,678	1,211	2,500	3,771.80
Solstice	36,200	20,575	155	2,500	-
Sugarcreek	-	-	589	-	-
SuiteSpot	45,000	24,832	1,704	2,500	26,819.20
	$554,950	$306,126	$70,448	$35,000	$32,992

	December 31, 2022
Series	Sourcing fees	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party
Ace	$52,500	$19,592	$693	$-	$-
Cactus	52,420	17,910	304	-	-
Cardinal	37,200	14,544	737	-	-
Hammock	27,000	13,182	535	-	-
Havasu	52,500	19,459	315	-	-
Lakeridge	28,250	10,396	155	-	-
Lodge	-	-	-	-	-
Mirage	31,490	16,927	945	-	-
Myrtle	-	-	-	-	-
Oasis	48,750	16,281	848	-	-
Orchard	27,500	16,656	825	-	-
Opry	55,000	18,596	-	-	-
Palm	31,250	13,312	172	-	-
Pointbreak	19,750	9,624	391	-	-
Regal	-	-	261	-	-
Serenity	54,750	21,586	329	-	-
Sugarcreek	21,000	7,859	116	-	-
	$539,360	$215,924	$6,625	$-	$-

NOTE 7: INCOME TAXES

Deferred taxes are recognized to account for temporary discrepancies between the bases of assets and liabilities for financial reporting and income tax purposes. These differences primarily arise from net operating loss carryforwards. As of December 31, 2023, and 2022, the Company had net deferred tax assets before valuation allowance of $772,287 and $258,868 solely attributable to federal and state net loss carryforwards.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the current uncertainty of the future realization of the deferred tax assets.

Therefore, a valuation allowance of $772,287 and $258,868 was recorded as of December 31, 2023, and 2022. Deferred tax assets were calculated using the Company’s combined effective tax rates, which it estimated to range from 26.0% to 33.3% based on the state of the respective Series. The effective rate is reduced to 0% for 2023 and 2022 due to the full valuation allowance on its net deferred tax assets.

The utilization of net operating loss carryforwards by the Company is contingent upon its capacity to generate sufficient future taxable income. As of December 31, 2023 and 2022, the Company has federal and state net operating loss carryforwards available to offset future taxable income in the amount of $2,920,560 and $962,839.

The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statement of comprehensive loss. As of January 1, 2023, the Company had no unrecognized tax benefits and no charge during 2023, and accordingly, the Company did not recognize any interest or penalties during 2023 related to unrecognized tax benefits. There is no accrual for uncertain tax positions as of December 31, 2023.

The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2023 and 2022 tax year remains open to examination.

ITEM 8. Exhibits

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived STR, LLC
2.2*	Limited Liability Company Agreement of Arrived STR, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived STR, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a series of Arrived STR, LLC
6.1*	Broker Dealer Agreement, dated July 26, 2022, between Arrived STR, LLC and Dalmore Group, LLC
6.2*	Transfer Agency and Registrar Services Agreement, dated July 27, 2022, between Arrived STR, LLC and Colonial Stock Transfer Company, Inc.
6.3*	Form of Promissory Note
6.4*	Form of Property Management Agreement, dated [*], 202[*], between Misfit Homes LLC and Arrived Series [*], a series of Arrived STR, LLC
6.5*	Software and Services License Agreement, dated [*], 202[*], by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.6*	Purchase and Sale Agreement dated July 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Oasis property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Oasis dated July 25, 2022 for Arrived Series Oasis property
6.7*	Purchase and Sale Agreement dated August 17, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Ace property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ace dated August 26, 2022 for Arrived Series Ace property
6.7.2*	Counteroffer to Offer dated August 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Ace Property
6.7.3*	Addendum to Purchase and Sale Agreement dated August 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Ace Property
6.8*	Purchase and Sale Agreement dated August 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cardinal property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cardinal dated August 26, 2022 for Arrived Series Cardinal property
6.9*	Purchase and Sale Agreement dated August 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Hammock property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hammock dated August 30, 2022 for Arrived Series Hammock property
6.10*	Purchase and Sale Agreement dated August 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Mirage property
6.10.1*	Counteroffer to Offer dated August 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Mirage Property

6.11*	Purchase and Sale Agreement dated August 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Orchard property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Orchard dated August 26, 2022 for Arrived Series Orchard property
6.11.2*	Addendum to Purchase and Sale Agreement dated August 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Orchard Property
6.12*	Purchase and Sale Agreement dated August 11, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Pointbreak property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pointbreak dated August 30, 2022 for Arrived Series Pointbreak property
6.12.2*	Addendum to Purchase and Sale Agreement dated September 28, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Pointbreak Property
6.13*	Form of Property Management Agreement, dated [*], 202[*], between Old Town Rentals LLC and Arrived Series [*], a series of Arrived STR, LLC
6.14*	Form of Property Management Agreement, dated [*], 202[*], between Roseus Hospitality Group LLC and Arrived Series [*], a series of Arrived STR, LLC
6.15*	Form of Property Management Agreement, dated [*], 202[*], between Southern Comfort Cabin Rentals, LLC and Arrived Series [*], a series of Arrived STR, LLC
6.16*	Form of Property Management Agreement, dated [*], 202[*], between Alpha Geek Capital 2 LLC and Arrived Series [*], a series of Arrived STR, LLC
6.17*	Purchase and Sale Agreement dated September 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cactus property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cactus dated September 13, 2022 for Arrived Series Cactus property
6.17.2*	Counteroffer to Offer dated September 10, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Cactus Property
6.18*	Purchase and Sale Agreement dated August 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Opry property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Opry dated September 19, 2022 for Arrived Series Opry property
6.19*	Purchase and Sale Agreement dated October 4, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Lakeridge property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lakeridge dated October 8, 2022 for Arrived Series Lakeridge property

6.20*	Purchase and Sale Agreement dated October 7, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Palm property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Palm dated September 13, 2022 for Arrived Series Palm property
6.20.2*	Addendum to Purchase and Sale Agreement dated September 23, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Palm Property
6.21*	Purchase and Sale Agreement dated September 9, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Serenity property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Serenity dated September 28, 2022 for Arrived Series Serenity property
6.21.2*	Addendum to Purchase and Sale Agreement dated September 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Serenity Property
6.21.3*	Addendum to Purchase and Sale Agreement dated September 24, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Serenity Property
6.22*	Purchase and Sale Agreement dated October 6, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Sugarcreek property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sugarcreek dated October 8, 2022 for Arrived Series Sugarcreek property
6.23*	Purchase and Sale Agreement dated October 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Havasu property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Havasu dated October 19, 2022 for Arrived Series Havasu property
6.24*	Form of Property Management Agreement, dated [*], 202[*], between AvantStay, Inc. and Arrived Series [*], a series of Arrived STR, LLC
6.25*	Purchase and Sale Agreement dated November 18, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Regal property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Regal dated November 29, 2022 for Arrived Series Regal property
6.26*	Purchase and Sale Agreement dated October 28, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Lodge property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lodge dated November 10, 2022 for Arrived Series Lodge property
6.27*	Form of Property Management Agreement, dated [*], 202[*], between Cabins in Broken Bow and Arrived Series [*], a series of Arrived STR, LLC
6.26*	Purchase and Sale Agreement dated January 14, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Hickorybear property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hickorybear dated January 25, 2023 for Arrived Series Hickorybear property
6.26.2*	Addendum to Purchase and Sale Agreement dated January 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hickorybear Property
6.27*	Purchase and Sale Agreement dated January 16, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Kinlani property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Kinlani dated January 23, 2023 for Arrived Series Kinlani property
6.28*	Purchase and Sale Agreement dated January 20, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Myrtle property
6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Myrtle dated January 20, 2022 for Arrived Series Myrtle property
6.28.2*	Addendum to Purchase and Sale Agreement dated December 3, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Myrtle Property
6.29*	Purchase and Sale Agreement dated January 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Pasquin property

6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pasquin dated January 23, 2023 for Arrived Series Pasquin property
6.29.2*	Addendum to Purchase and Sale Agreement dated January 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pasquin Property
6.30*	Purchase and Sale Agreement dated January 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Coolbaugh property
6.30.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Coolbaugh dated February 3, 2023 for Arrived Series Coolbaugh property
6.31*	Purchase and Sale Agreement dated February 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Koi property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Koi dated February 22, 2023 for Arrived Series Koi property
6.31.2*	Counteroffer to Offer dated February 15, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Koi Property
6.32*	Purchase and Sale Agreement dated February 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Longbranch property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Longbranch dated February 22, 2023 for Arrived Series Longbranch property
6.33*	Purchase and Sale Agreement dated March 4, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Loop property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Loop dated March 6, 2023 for Arrived Series Loop property
6.33.2*	Addendum to Purchase and Sale Agreement dated March 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Loop Property
6.33.4*	Counteroffer to Offer dated March 5, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Loop Property
6.34*	Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Pickler property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pickler dated March 16, 2023 for Arrived Series Pickler property
6.35*	Purchase and Sale Agreement dated February 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Billingswood property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Billingswood dated February 24, 2023 for Arrived Series Billingswood property
6.36*	Purchase and Sale Agreement dated March 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Smokey property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Smokey dated March 10, 2023 for Arrived Series Smokey property
6.36.2*	Counteroffer to Offer dated March 8, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Smokey Property
6.37*	Purchase and Sale Agreement dated May 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Solstice property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Solstice dated May 24, 2023 for Arrived Series Solstice property
6.38	Purchase and Sale Agreement dated April 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series SuiteSpot property
6.38.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series SuiteSpot dated May 15, 2023 for Arrived Series SuiteSpot property
6.39	Form of Property Management Agreement, dated [*], 202[*], between Arrived Property Manager, LLC and Arrived Series [*], a series of Arrived STR, LLC
8.1*	Form of Escrow Agreement, dated [*], 202[*], by and among North Capital Private Securities Corporation, Arrived Holdings, Inc. and Arrived Series [*], a series of Arrived STR, LLC

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED STR, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	April 29, 2024

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ryan Frazier	Chief Executive Officer of Arrived Holdings, Inc.	April 29, 2024
Ryan Frazier	(principal executive officer)
Chief Executive Officer and Director of Arrived STR, LLC

/s/ Sue Korn	Principal Financial and Accounting Officer of Arrived Holdings, Inc.	April 29, 2024
Sue Korn	(principal financial and accounting officer)
Principal Financial and Accounting Officer of Arrived STR, LLC

Arrived Holdings, Inc.	Managing Member	April 29, 2024

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer